                                                                     EXHIBIT 4.3

================================================================================


                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                          dated as of June 23, 1999,

                                 by and among

                         GLOBAL IMAGING SYSTEMS, INC.

              and the Material Subsidiaries thereof party hereto,

                                 as Borrowers,

                        the Lenders referred to herein,

                          FIRST UNION NATIONAL BANK,

                           as Administrative Agent,

                          KEY CORPORATE CAPITAL INC.,

                             as Syndication Agent,

                                      and

                               SCOTIABANC INC.,

                            as Documentation Agent


                       FIRST UNION CAPITAL MARKETS CORP.
                            acted as Lead Arranger


================================================================================

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS...............................................................................................   1

  SECTION 1.1       Definitions......................................................................................   1
                    -----------
  SECTION 1.2       General..........................................................................................  21
                    -------
  SECTION 1.3       Other Definitions and Provisions.................................................................  21
                    --------------------------------

ARTICLE II  REVOLVING CREDIT FACILITY................................................................................  21

  SECTION 2.1       Revolving Credit Loans...........................................................................  21
                    ----------------------
  SECTION 2.2       Swingline Loans..................................................................................  22
                    ---------------
  SECTION 2.3       Procedure for Advances of Revolving Credit Loans and Swingline Loans.............................  23
                    --------------------------------------------------------------------
  SECTION 2.4       Repayment of Loans...............................................................................  24
                    ------------------
  SECTION 2.5       Notes............................................................................................  25
                    -----
  SECTION 2.6       Permanent Reduction of the Revolving Credit Commitment...........................................  26
                    ------------------------------------------------------
  SECTION 2.7       Termination of Revolving Credit Facility.........................................................  26
                    ----------------------------------------

ARTICLE III  LETTER OF CREDIT FACILITY...............................................................................  27

  SECTION 3.1       L/C Commitment and Aggregator L/C Commitment.....................................................  27
                    --------------------------------------------
  SECTION 3.2       Procedure for Issuance of Letters of Credit......................................................  28
                    -------------------------------------------
  SECTION 3.3       Commissions and Other Charges....................................................................  29
                    -----------------------------
  SECTION 3.4       L/C Participations...............................................................................  29
                    ------------------
  SECTION 3.5       Reimbursement Obligation and Aggregator Reimbursement Obligation of the Borrowers................  32
                    ---------------------------------------------------------------------------------
  SECTION 3.6       Obligations Absolute.............................................................................  32
                    --------------------
  SECTION 3.7       Effect of Application............................................................................  33
                    ---------------------

ARTICLE IV  TERM LOAN FACILITIES.....................................................................................  33

  SECTION 4.1       Term Loans.......................................................................................  33
                    ----------
  SECTION 4.2       Procedure for Advance of Term Loans..............................................................  34
                    -----------------------------------
  SECTION 4.3       Repayment of Term Loans..........................................................................  34
                    -----------------------
  SECTION 4.4       Prepayments of Term Loans........................................................................  36
                    -------------------------
  SECTION 4.5       Term Notes.......................................................................................  38
                    ----------

ARTICLE V  GENERAL LOAN PROVISIONS...................................................................................  39

  SECTION 5.1       Interest.........................................................................................  39
                    --------
  SECTION 5.2       Notice and Manner of Conversion or Continuation of Loans.........................................  42
                    --------------------------------------------------------

  SECTION 5.3       Fees.............................................................................................  43
                    ----
  SECTION 5.4       Manner of Payment................................................................................  44
                    -----------------
  SECTION 5.5       Crediting of Payments and Proceeds...............................................................  45
                    ----------------------------------
  SECTION 5.6       Adjustments......................................................................................  46
                    -----------
  SECTION 5.7       Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
                    ----------------------------------------------------------------------------------
                    Administrative Agent.............................................................................  46
                    --------------------
  SECTION 5.8       Changed Circumstances............................................................................  47
                    ---------------------
  SECTION 5.9       Indemnity........................................................................................  49
                    ---------
  SECTION 5.10      Capital Requirements.............................................................................  49
                    --------------------
  SECTION 5.11      Taxes............................................................................................  49
                    -----
  SECTION 5.12      Use of Proceeds..................................................................................  51
                    ---------------
  SECTION 5.13      Security.........................................................................................  51
                    --------

ARTICLE VI  CLOSING; CONDITIONS OF CLOSING AND BORROWING.............................................................  53

  SECTION 6.1       Closing..........................................................................................  53
                    -------
  SECTION 6.2       Conditions to Closing and Initial Extensions of Credit...........................................  53
                    ------------------------------------------------------
  SECTION 6.3       Conditions to All Loans, Letters of Credit and Aggregator Letters of Credit......................  57
                    ---------------------------------------------------------------------------
  SECTION 6.4       Post-Closing Covenants...........................................................................  58
                    ----------------------

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.........................................................  60

  SECTION 7.1       Representations and Warranties...................................................................  60
                    ------------------------------
  SECTION 7.2       Survival of Representations and Warranties, Etc..................................................  67
                    -----------------------------------------------

ARTICLE VIII  FINANCIAL INFORMATION AND NOTICES......................................................................  67

  SECTION 8.1       Financial Statements and Projections.............................................................  67
                    ------------------------------------
  SECTION 8.2       Officer's Compliance Certificate.................................................................  68
                    --------------------------------
  SECTION 8.3       Accountants' Certificate.........................................................................  68
                    ------------------------
  SECTION 8.4       Other Reports....................................................................................  69
                    -------------
  SECTION 8.5       Notice of Litigation and Other Matters...........................................................  69
                    --------------------------------------
  SECTION 8.6       Accuracy of Information..........................................................................  70
                    -----------------------

ARTICLE IX  AFFIRMATIVE COVENANTS....................................................................................  70

  SECTION 9.1       Preservation of Corporate Existence and Related Matters..........................................  70
                    -------------------------------------------------------
  SECTION 9.2       Maintenance of Property..........................................................................  70
                    -----------------------
  SECTION 9.3       Insurance........................................................................................  70
                    ---------
  SECTION 9.4       Accounting Methods and Financial Records.........................................................  70
                    ----------------------------------------
  SECTION 9.5       Payment and Performance of Obligations...........................................................  71
                    --------------------------------------
  SECTION 9.6       Compliance With Laws and Approvals...............................................................  71
                    ----------------------------------

  SECTION 9.7       Environmental Laws...............................................................................  71
                    ------------------
  SECTION 9.8       Compliance with ERISA............................................................................  71
                    ---------------------
  SECTION 9.9       Compliance With Agreements.......................................................................  72
                    --------------------------
  SECTION 9.10      Conduct of Business..............................................................................  72
                    -------------------
  SECTION 9.11      Visits and Inspections...........................................................................  72
                    ----------------------
  SECTION 9.12      Additional Borrowers and Collateral..............................................................  72
                    -----------------------------------
  SECTION 9.13      Additional Real Property Collateral..............................................................  73
                    -----------------------------------
  SECTION 9.14      Vendor-Provided Financing........................................................................  73
                    -------------------------
  SECTION 9.15      Year 2000 Compatibility..........................................................................  73
                    -----------------------
  SECTION 9.16      Interest Rate Protection.........................................................................  73
                    ------------------------
  SECTION 9.17      Primary Deposit Accounts.........................................................................  74
                    ------------------------
  SECTION 9.18      Further Assurances...............................................................................  74
                    ------------------

ARTICLE X  FINANCIAL COVENANTS.......................................................................................  74

  SECTION 10.1      Leverage Ratio...................................................................................  74
                    --------------
  SECTION 10.2      Senior Leverage Ratio............................................................................  74
                    ---------------------
  SECTION 10.3      Fixed Charge Coverage Ratio......................................................................  75
                    ---------------------------
  SECTION 10.4      Minimum Net Worth................................................................................  75
                    -----------------
  SECTION 10.5      Minimum Pro Forma EBITDA.........................................................................  76
                    ------------------------

ARTICLE XI  NEGATIVE COVENANTS.......................................................................................  76

  SECTION 11.1      Limitations on Debt..............................................................................  76
                    -------------------
  SECTION 11.2      Limitations on Guaranty Obligations..............................................................  77
                    -----------------------------------
  SECTION 11.3      Limitations on Liens.............................................................................  78
                    --------------------
  SECTION 11.4      Limitations on Loans, Advances, Investments and Acquisitions.....................................  79
                    ------------------------------------------------------------
  SECTION 11.5      Limitations on Mergers and Liquidation...........................................................  84
                    --------------------------------------
  SECTION 11.6      Limitations on Sale of Assets....................................................................  84
                    -----------------------------
  SECTION 11.7      Limitations on Dividends, Distributions and Redemptions..........................................  85
                    -------------------------------------------------------
  SECTION 11.8      Limitations on Exchange and Issuance of Capital Stock............................................  85
                    -----------------------------------------------------
  SECTION 11.9      Transactions with Affiliates.....................................................................  85
                    ----------------------------
  SECTION 11.10     Certain Accounting Changes; Organizational Documents.............................................  86
                    ----------------------------------------------------
  SECTION 11.11     Amendments; Payments and Prepayments of Subordinated Debt........................................  86
                    ---------------------------------------------------------
  SECTION 11.12     Restrictive Agreements...........................................................................  86
                    ----------------------
  SECTION 11.13     Impairment of Security Interests.................................................................  86
                    --------------------------------

ARTICLE XII  DEFAULT AND REMEDIES....................................................................................  86

  SECTION 12.1      Events of Default................................................................................  86
                    -----------------
  SECTION 12.2      Remedies.........................................................................................  89
                    --------
  SECTION 12.3      Rights and Remedies Cumulative; Non-Waiver; etc..................................................  90
                    -----------------------------------------------

ARTICLE XIII  THE ADMINISTRATIVE AGENT...............................................................................  90

  SECTION 13.1      Appointment......................................................................................  90
                    -----------
  SECTION 13.2      Delegation of Duties.............................................................................  91
                    --------------------
  SECTION 13.3      Exculpatory Provisions...........................................................................  91
                    ----------------------
  SECTION 13.4      Reliance by the Administrative Agent.............................................................  91
                    ------------------------------------
  SECTION 13.5      Notice of Default................................................................................  92
                    -----------------
  SECTION 13.6      Non-Reliance on the Administrative Agent and Other Lenders.......................................  92
                    ----------------------------------------------------------
  SECTION 13.7      Indemnification..................................................................................  93
                    ---------------
  SECTION 13.8      The Administrative Agent in Its Individual Capacity..............................................  93
                    ---------------------------------------------------
  SECTION 13.9      Resignation of the Administrative Agent; Successor Administrative Agent..........................  93
                    -----------------------------------------------------------------------
  SECTION 13.10     Syndication Agent and Documentation Agent........................................................  94
                    -----------------------------------------

ARTICLE XIV  MISCELLANEOUS...........................................................................................  94

  SECTION 14.1      Notices..........................................................................................  94
                    -------
  SECTION 14.2      Expenses; Indemnity..............................................................................  95
                    -------------------
  SECTION 14.3      Set-off..........................................................................................  95
                    -------
  SECTION 14.4      Governing Law....................................................................................  96
                    -------------
  SECTION 14.5      Consent to Jurisdiction..........................................................................  96
                    -----------------------
  SECTION 14.6      Binding Arbitration; Waiver of Jury Trial........................................................  96
                    -----------------------------------------
  SECTION 14.7      Reversal of Payments.............................................................................  97
                    --------------------
  SECTION 14.8      Injunctive Relief; Punitive Damages..............................................................  98
                    -----------------------------------
  SECTION 14.9      Accounting Matters...............................................................................  98
                    ------------------
  SECTION 14.10     Successors and Assigns; Participations...........................................................  98
                    --------------------------------------
  SECTION 14.11     Amendments, Waivers and Consents................................................................. 101
                    --------------------------------
  SECTION 14.12     Performance of Duties............................................................................ 103
                    ---------------------
  SECTION 14.13     All Powers Coupled with Interest................................................................. 103
                    --------------------------------
  SECTION 14.14     Survival of Indemnities.......................................................................... 103
                    -----------------------
  SECTION 14.15     Titles and Captions.............................................................................. 103
                    -------------------
  SECTION 14.16     Severability of Provisions....................................................................... 103
                    --------------------------
  SECTION 14.17     Counterparts..................................................................................... 103
                    ------------
  SECTION 14.18     Company as Agent for the Borrowers............................................................... 103
                    ----------------------------------
  SECTION 14.19     Obligations Joint and Several; Contribution...................................................... 104
                    -------------------------------------------
  SECTION 14.20     Term of Agreement................................................................................ 104
                    -----------------

                            EXHIBITS AND SCHEDULES
                            ----------------------

EXHIBITS
--------
Exhibit A-1               Form of Revolving Credit Note
Exhibit A-2               Form of Swingline Note
Exhibit A-3               Form of Term A Note
Exhibit A-4               Form of Term B Note
Exhibit B-1               Form of Notice of Revolving Credit/Swingline Borrowing
Exhibit B-2               Form of Term Loan Borrowing
Exhibit C                 Form of Notice of Account Designation
Exhibit D                 Form of Notice of Prepayment
Exhibit E                 Form of Notice of Conversion/Continuation
Exhibit F                 Form of Officer's Compliance Certificate
Exhibit G                 Form of Assignment and Acceptance
Exhibit H                 Form of Joinder Agreement

SCHEDULES
---------

Schedule 1.1(a)           Lenders and Commitments
Schedule 6.4(a)           Locations of Real Property with Significant Inventory
Schedule 6.4(b)(i)        Closing Date Vendor-Provided Financing
Schedule 6.4(b)(ii)       Post-Closing Vendor-Provided Financing
Schedule 7.1(a)           Jurisdictions of Organization and Qualification
Schedule 7.1(b)           Subsidiaries and Capitalization
Schedule 7.1(i)           ERISA Plans
Schedule 7.1(l)           Material Contracts
Schedule 7.1(m)           Labor and Collective Bargaining Agreements
Schedule 7.1(r)           Description of Real Property
Schedule 7.1(t)           Debt and Guaranty Obligations
Schedule 7.1(u)           Litigation
Schedule 11.1             Existing Debt Not Otherwise Permitted
Schedule 11.3(f)          Existing General Liens
Schedule 11.3(h)          Existing Vendor-Provided Financing and Trade Financing Liens
Schedule 11.4             Existing Loans, Advances and Investments

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT
                               ----------------

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 23rd day of June, 1999, by and among GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation (the "Company"), the Material Subsidiaries of the Company listed on the signature pages hereto (together with the Company, the "Initial Borrowers"), and any Additional Borrowers who may become party to this Agreement (the "Additional Borrowers", and together with the Initial Borrowers, the "Borrowers"), the Lenders who are or may become a party to this Agreement (the "Lenders"), FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (the "Administrative Agent"), KEY CORPORATE CAPITAL INC., as Syndication Agent for the Lenders (the "Syndication Agent"), and SCOTIABANC INC., as Documentation Agent for the Lenders (the "Documentation Agent").

                             STATEMENT OF PURPOSE
                             --------------------

     Pursuant to the Credit Agreement dated as of July 31, 1998 (as amended by the First Amendment and Waiver to Credit Agreement dated as of December 11, 1998, and as further amended, restated, supplemented or otherwise modified from time to time, the "Initial Credit Agreement"), by and among the Initial Borrowers, the lenders party thereto (the "Initial Lenders"), the Administrative Agent and the Documentation Agent, the Initial Lenders have extended certain credit facilities to the Initial Borrowers pursuant to the terms thereof.

     The Initial Borrowers have requested, and, subject to the terms and conditions hereof, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders have agreed, to amend and restate the Initial Credit Agreement to provide for, among other things, (i) the increase of the Aggregate Commitment from $175,000,000 to $250,000,000, (ii) the addition of two term loan facilities, (iii) the addition of a separate letter of credit facility, (iv) the addition of certain of the Lenders and (v) the modification of certain other terms and conditions, all as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1    Definitions. The following terms when used in this Agreement
                    -----------
shall have the meanings assigned to them below:

     "Acquiree" shall have the meaning assigned thereto in Section 6.4(c).
      --------

     "Acquiror" shall have the meaning assigned thereto in Section 6.4(c).
      --------

     "Additional Borrower" means each Material Subsidiary which hereafter
      -------------------
becomes a Borrower pursuant to Section 9.12.

     "Additional Excess Refused Proceeds" shall have the meaning assigned
      ----------------------------------
thereto in Section 2.4(e).

     "Adjustment Date" shall have the meaning assigned thereto in Section
      ---------------
5.1(c).

     "Administrative Agent" means First Union in its capacity as Administrative
      --------------------
Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

     "Administrative Agent's Office" means the office of the Administrative
      -----------------------------
Agent specified in or determined in accordance with the provisions of Section 14.1.

     "Affiliate" means, with respect to any Person, any other Person (other than
      ---------
a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, as amended, restated, supplemented
      ---------
or otherwise modified .

     "Aggregate Commitment" means the aggregate amount of the Lenders'
      --------------------
Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Two Hundred Fifty Million Dollars ($250,000,000).

     "Aggregator Issuing Lender" means First Union, in its capacity as issuer of
      -------------------------
any Aggregator Letter of Credit, or any successor.

     "Aggregator L/C Commitment" means (a) as to any Lender, the obligation of
      -------------------------
such Lender to issue or participate in Aggregator Letters of Credit issued for the account of the Borrowers hereunder in an aggregate face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1.1(a) hereto, as such amount may be reduced or modified at any time or
---------------
from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment of all Lenders to issue or participate in Aggregator Letters of Credit issued for the account of the Borrowers, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Aggregator L/C Commitment of all Lenders on the Closing Date shall be Eight Million Five Hundred Thousand Dollars ($8,500,000).

     "Aggregator L/C Facility" means the letter of credit facility established
      -----------------------
pursuant to Article III hereof (and pursuant to which the Borrowers may request Aggregator Letters of Credit).

     "Aggregator L/C Facility Termination Date" means the earlier to occur of
      ----------------------------------------
(a) the resignation of First Union as Administrative Agent in accordance with
Section 13.9 and (b) the Revolving Credit Maturity Date.

     "Aggregator L/C Obligations" means at any time, an amount equal to the sum
      --------------------------
of (a) the aggregate undrawn and unexpired amount of the then outstanding Aggregator Letters of Credit and (b) the aggregate amount of drawings under Aggregator Letters of Credit which have not then been reimbursed pursuant to
Section 3.5(b).

     "Aggregator L/C Participants" means the collective reference to all the
      ---------------------------
Lenders which have an Aggregator L/C Commitment other than the Aggregator Issuing Lender.

     "Aggregator L/C Percentage" means, as to the respective Aggregator L/C
      -------------------------
Commitment of any Lender at any time, the ratio of (a) the amount of the Aggregator L/C Commitment of such Lender to (b) all of the Aggregator L/C Commitments of all Lenders.

     "Aggregator Letters of Credit" shall have the meaning assigned thereto in
      ----------------------------
Section 3.1(b).

     "Aggregator Reimbursement Obligation" means the obligation of the Borrowers
      -----------------------------------
to reimburse the Aggregator Issuing Lender pursuant to Section 3.5(b) for amounts drawn under Aggregator Letters of Credit.

     "Applicable Law" means all applicable provisions of constitutions, laws,
      --------------
statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" means the applicable margin with respect to the Loans
      -----------------
as set forth in Section 5.1(c).

     "Application" means an application, as applicable, (i) in the form
      -----------
specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit or (ii) in the form specified by the Aggregator Issuing Lender from time to time, requesting the Aggregator Issuing Lender to issue an Aggregator Letter of Credit.

     "Assignment and Acceptance" shall have the meaning assigned thereto in
      -------------------------
Section 14.10.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the
      ---------
Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take
                   ----
effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
      --------------
Base Rate as provided in Section 5.1(a).

     "Benefited Lender" shall have the meaning assigned thereto in Section 5.6.
      ----------------

     "Borrowers" means the collective reference to the Initial Borrowers and any
      ---------
Additional Borrowers in their capacity as borrowers hereunder.

     "Business Day" means (a) for all purposes other than as set forth in clause
      ------------
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Asset" means, with respect to the Company and its Subsidiaries,
      -------------
any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Company and its Subsidiaries.

     "Capital Expenditures" means, with respect to the Company and its
      --------------------
Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by Company or any Subsidiary thereof during such period, as determined in accordance with GAAP.

     "Capital Lease" means, with respect to the Company and its Subsidiaries,
      -------------
any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Company and its Subsidiaries.

     "Cash Equivalents" shall have the meaning given thereto in Section 11.4(b).
      ----------------

     "Change in Control" shall have the meaning assigned thereto in Section
      -----------------
12.1(i).

     "Closing Date" means the date of this Agreement or such later Business Day
      ------------
upon which each condition described in Article VI shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "Closing Date Vendor-Provided Financing" means any existing Vendor-Provided
      --------------------------------------
Financing or any other existing trade payable of any Borrower or Borrowers (i) which is secured by a Lien which covers assets of the applicable Borrower or Borrowers other than or in addition to the property and related receivables financed by such trade payable and (ii) with respect to which the corresponding Lien shall be released as a result of the issuance on or about the Closing Date of an Aggregator Letter of Credit. The Closing Date Vendor-Provided Financing is set forth on Schedule 6.4(b)(i) attached hereto.
                ------------------

     "Code" means the Internal Revenue Code of 1986, and the rules and
      ----
regulations thereunder, each as amended, supplemented or otherwise modified.

     "Collateral" means any collateral pledged by any Borrower, an equityholder
      ----------
of any Borrower, or any Subsidiary of any Borrower, to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, in order to secure the Obligations or any portion thereof.

     "Commitment" means, as to any Lender, the sum of such Lender's Revolving
      ----------
Credit Commitment, Term A Loan Commitment and Term B Loan Commitment as set forth opposite such Lender's name on Schedule 1.1(a) hereto, as the same may be
                                     --------------
reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Commitment Fee Rate" shall have the meaning assigned thereto in Section
      -------------------
5.3(a).

     "Company" shall have the meaning assigned thereto in the preamble to this
      -------
Agreement.

     "Consolidated" means, when used with reference to financial statements or
      ------------
financial statement items of the Company and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Credit Facility" means the collective reference to the Revolving Credit
      ---------------
Facility, the Term A Loan Facility, the Term B Loan Facility, the L/C Facility and the Aggregator L/C Facility.

     "Debt" means, with respect to the Company and its Subsidiaries at any date
      ----
and without duplication, the sum of the following calculated on a Consolidated basis in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations with respect to accrued and unpaid cash earnout payments reflected on the Consolidated balance sheet of the Company and its Subsidiaries and created in connection with any Permitted Acquisition and all other obligations to pay the deferred purchase price of property or services of any such Person, except obligations with respect to (i) Vendor-Provided Financing and (ii) Trade Financing and all other trade payables arising in the ordinary course of business which are not more than ninety (90) days past due

(provided that commencing ninety (90) days after the Closing Date with respect
---------
to Section 6.4(b) or sixty (60) days after the creation, incurrence or assumption thereof with respect to Section 9.14, Debt shall include any Vendor-Provided Financing or other trade payable in each case referred to in Sections 6.4(b) or 9.14, as applicable, with respect to which (A) the corresponding Lien has not been released as a result of the issuance of an Aggregator Letter of Credit as provided in such Sections 6.4(b) or 9.14, as applicable, (B) an intercreditor agreement has not been executed as provided in such Sections 6.4(b) or 9.14, as applicable, or (C) a modification to the applicable security documents which limits the collateral security secured thereby has not been executed as provided in Sections 6.4(b) or 9.14, as applicable), (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all

Guaranty Obligations of any such Person, and (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person (other than obligations with respect to the Aggregator Letters of Credit, including, without limitation, any Aggregator Reimbursement Obligation). Notwithstanding the foregoing, all payment obligations under any forward contract executed by the Company in connection with any hedging arrangement shall be excluded from Debt.

     "Default" means any of the events specified in Section 12.1 which with the
      -------
passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Documentation Agent" means Scotiabanc Inc. in its capacity as
      -------------------
Documentation Agent hereunder.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful
      ---------------
currency of the United States.

     "EBITDA" means, with respect to the Company and its Subsidiaries for any
      ------
period, the following calculated without duplication for such period on a Consolidated basis in accordance with GAAP: (a) Net Income plus (b) the sum of
                                                            ----
the following, in each case to the extent deducted in the determination of Net Income, (i) income and franchise tax provisions by the Company and its Subsidiaries, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, covenants not to compete and other intangible assets).

     "Eligible Assignee" means, with respect to any assignment of the rights,
      -----------------
interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $250,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) a special purpose investment fund which is organized for the specific purpose of making, acquiring participations in, or investing in loans of the type made pursuant to this Agreement, or (g) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws,
      ------------------
statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
      -----
rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "ERISA Affiliate" means any Person who together with any Borrower is
      ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage
      -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 12.1,
      ----------------
provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Excess Proceeds" shall have the meaning assigned thereto in Section
      ---------------
2.4(d).

     "Excess Refused Proceeds" shall have the meaning assigned thereto in
      -----------------------
Section 2.4(e).

     "Existing Subordinated Notes" means the $100,000,000 Global Imaging
      ---------------------------
Systems, Inc. 10 3/4% Senior Subordinated Notes due 2007, including, without limitation, any Add-On Notes, Exchange Notes or other replacement notes, in each case issued pursuant to the Indenture dated as of March 8, 1999.

     "Extensions of Credit" means, as to any Lender at any time, (a) an amount
      --------------------
equal to the sum of (i) the amount equal to such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans then outstanding, (ii) the amount equal to such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) the amount equal to such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding, (iv) the amount equal to such Lender's Term A Loan Percentage of the Term A Loans then outstanding, (v) the amount equal to such Lender's Term B Loan Percentage of the Term B Loans then outstanding and (vi) the amount equal to such Lender's Aggregator L/C Percentage of the Aggregator L/C Obligations then outstanding or
(b) the making of any Loan or issuance of or participation in any Letter of Credit or Aggregator Letter of Credit by any Lender, as the context requires.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor
      ----
thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "Fee Letter" means the separate fee letter agreement executed by the
      ----------
Company, FUCMC and First Union dated as of April 28, 1999.

     "First Union" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "Fiscal Year" means the fiscal year of the Company and its Subsidiaries
      -----------
ending on March 31.

     "Fixed Charges" means, with respect to the Company and its Subsidiaries for
      -------------
any period, the sum of the following for such period calculated on a Consolidated basis in accordance with GAAP: (a) income and franchise taxes, (b) Interest Expense, (c) scheduled principal payments with respect to any Debt (including, without limitation, the principal portion of payments attributable to Capital Leases), (d) Capital Expenditures (excluding (i) Capital Expenditures constituting part of a Permitted Acquisition and (ii) Rental Pool Capital Expenditures), (e) Rental Expense and (f) cash earnout payments in connection with any Permitted Acquisition.

     "FUCMC" means First Union Capital Markets Corp., and its successors.
      -----

     "Funded Debt" means, with respect to the Company and its Subsidiaries on
      -----------
any date, all Debt of such Persons calculated on a Consolidated basis.

     "GAAP" means generally accepted accounting principles, as recognized by the
      ----
American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company and its Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals,
      ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political
      ----------------------
subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" means, with respect to the Company and its
      -------------------
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty
                                       --------
Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials (a) which are or
      -------------------
become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate or
      -----------------
currency swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure or foreign currency exposure of any Borrower or any Subsidiary thereof, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated, supplemented or otherwise modified.

     "Initial Borrowers" shall have the meaning assigned thereto in the preamble
      -----------------
to this Agreement.

     "Interest Expense" means, with respect to the Company and its Subsidiaries
      ----------------
for any period, the total interest expense (including, without limitation, interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements, but excluding amortization of financing fees) of such Persons, all determined for such period on a Consolidated basis in accordance with GAAP.

     "Interest Period" shall have the meaning assigned thereto in Section
      ---------------
5.1(b).

     "Inventory" shall have the meaning assigned thereto in the Security
      ---------
Agreement.

     "Issuer" shall have the meaning assigned thereto in the Pledge Agreement.
      ------

     "Issuing Lender" means First Union, in its capacity as issuer of any Letter
      --------------
of Credit, or any successor.

     "Joinder Agreement" means any Joinder Agreement executed by a Material
      -----------------
Subsidiary of any Borrower pursuant to Section 9.12 in favor of Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders and substantially in the form of Exhibit H, as amended, restated, supplemented or
                             ---------
otherwise modified.

     "L/C Commitment" means the lesser of (a) Seven Million Five Hundred
      --------------
Thousand Dollars ($7,500,000) and (b) the Revolving Credit Commitment.

     "L/C Facility" means the letter of credit facility established pursuant to
      ------------
Article III hereof (and pursuant to which the Borrowers may request Letters of Credit).

     "L/C Facility Termination Date" means the earlier to occur of (a) the
      -----------------------------
resignation of First Union as Administrative Agent in accordance with Section
13.9 and (b) the Revolving Credit Maturity Date.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5(b).

     "L/C Participants" means the collective reference to all the Lenders other
      ----------------
than the Issuing Lender.

     "Lender" means each Person executing this Agreement as a Lender set forth
      ------
on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

     "Lending Office" means, with respect to any Lender, the office of such
      --------------
Lender maintaining such Lender's Loans.

     "Letters of Credit" shall have the meaning assigned thereto in Section
      -----------------
3.1(a).

     "Leverage Ratio" means the ratio calculated in accordance with Section
      --------------
10.1.

     "Lewan Acquisition" shall have the meaning assigned thereto in Section
      -----------------
6.4(c).

     "Lewan Joinder Agreement" means the joinder agreement executed by Lewan
      -----------------------
Acquisition, Inc. (to be known as Lewan & Associates, Inc.) pursuant to which Lewan Acquisition, Inc. (to be known as Lewan & Associates, Inc.) shall become a Grantor under the Security Agreement and an Issuer under the Pledge Agreement.

     "Lewan Merger Agreement" shall have the meaning assigned thereto in Section
      ----------------------
6.4(c).

     "LIBOR" means the rate of interest per annum determined on the basis of the
      -----
rate for deposits in Dollars in a minimum amount of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen Page 3750 (or any successor) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Dow Jones Market Screen Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in a minimum amount of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher 1/100/th/ of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate   =               LIBOR
                     -----------------------------------------
                         1.00 - Eurodollar Reserve Percentage

Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
      ---------------
LIBOR Rate as provided in Section 5.1(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, collateral assignment, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loans" means the collective reference to the Revolving Credit Loans,
      -----
the Term A Loans, the Term B Loans and the Swingline Loans and "Loan" means any of such Loans.

      "Loan Documents" means, collectively, this Agreement, the Notes, the
       --------------
Applications, the Letters of Credit, the Aggregator Letters of Credit, the Security Documents, any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), and each other document, instrument and agreement executed and delivered by any Borrower, any Subsidiary thereof or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated, supplemented or otherwise modified.

          "Material Adverse Effect" means, with respect to the Company and its
           -----------------------
Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of such Persons, taken as a whole, or the ability of such Persons, taken as a whole, to perform its obligations under the Loan Documents or Material Contracts, in each case to which it is a party.

          "Material Contract" means (a) any contract or other agreement, written
           -----------------
or oral, of any Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of any Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

          "Material Subsidiary" means, for any period of four (4) consecutive
           -------------------
fiscal quarters, (a) any Subsidiary of any Borrower with Pro Forma EBITDA in excess of five percent (5%) of the Consolidated Pro Forma EBITDA of the Company and its Subsidiaries for such period as reflected on the financial statements delivered in accordance with Section 8.1, (b) any parent of any Subsidiary referred to in clause (a) of this definition, which parent is also a Subsidiary and which parent is not deemed a "Material Subsidiary" pursuant to clause (a) of this definition, (c) any Subsidiary of any Borrower voluntarily designated in writing to the Administrative Agent by any Borrower as a "Material Subsidiary" regardless of whether such Subsidiary is deemed a "Material Subsidiary" pursuant to clause (a) or (b) of this definition and (d) any Subsidiary of any Borrower executing either this Agreement or all relevant joinder documents in compliance with Section 9.12 regardless of whether such Subsidiary is deemed a "Material Subsidiary" pursuant to clause (a), (b) or (c) of this definition; provided,
                                                                   --------
however, that notwithstanding the foregoing the Subsidiaries of the Borrowers
-------
which comprise "Material Subsidiaries" at all times shall have Pro Forma EBITDA for any period of four (4) consecutive fiscal quarters equal to not less than ninety percent (90%) of Consolidated Pro Forma EBITDA for such period. The Material Subsidiaries of the Borrowers as of the Closing Date are designated on
Schedule 7.1(b).
---------------

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

          "Net Cash Proceeds" means, as applicable, (a) with respect to any sale
           -----------------
or other disposition of assets, the gross cash proceeds received by any Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes
                                          ----
and other taxes assessed by a Governmental Authority as a result of such sale and any other reasonable fees and expenses incurred in connection therewith and
(ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be and is repaid in connection with such sale, (b) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by any Borrower or its Subsidiaries from an insurance company or Governmental Authority net of all reasonable expenses of collection and (c) with respect to any issuance of Debt or offering of equity securities and for purposes of Section 10.4, the gross cash proceeds received by any Borrower or any of its Subsidiaries therefrom less all legal, underwriting
                                                  ----
and other reasonable fees and expenses incurred in connection therewith.

          "Net Income" means, with respect to the Company and its Subsidiaries
           ----------
for any period, the net income (or loss) thereof for such period determined on a Consolidated basis in accordance with GAAP; provided, that there shall be
                                            --------
excluded from net income (or loss): (a) the income (or loss) of any Person (other than a Wholly-Owned Subsidiary of the Company) in which the Company or any Subsidiary has an ownership interest unless received by any such Person in a cash distribution and (b) to the extent not included in clause (a) above, any after-tax extraordinary gains or losses.

          "Net Worth" means, at any date of determination, the total
           ---------
stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Company and its Subsidiaries appearing on a Consolidated balance sheet of the Company and its Subsidiaries and calculated on a Consolidated basis in accordance with GAAP.

          "Notes" means the collective reference to the Revolving Credit Notes,
           -----
the Term A Notes, the Term B Notes and the Swingline Note and "Note" means any of such Notes.

          "Notice of Account Designation" shall have the meaning assigned
           -----------------------------
thereto in Section 2.3(b).

          "Notice of Revolving Credit/Swingline Borrowing" shall have the
           ----------------------------------------------
meaning assigned thereto in Section 2.3(a).

          "Notice of Term Loan Borrowing" shall have the meaning assigned thereto in Section 4.2.

          "Notice of Conversion/Continuation" shall have the meaning assigned
           ---------------------------------
thereto in Section 5.2.

          "Notice of Prepayment" shall have the meaning assigned thereto in
           --------------------
Section 2.4(c).

          "Obligations" means, in each case, whether now in existence or
           -----------
hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) the Aggregator L/C Obligations, (d) all payment and other obligations owing by any Borrower to any Lender or the Administrative Agent under any Hedging Agreement with any Lender or the Administrative Agent (which such Hedging Agreement is permitted or required hereunder), and (e) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Borrower to any Lender or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit, any Aggregator Letter of Credit, any of the other Loan Documents or any Hedging Agreement hedging interest rate exposure under this Agreement.

          "Officer's Compliance Certificate" shall have the meaning assigned
           --------------------------------
thereto in Section 8.2.

          "Other Taxes" shall have the meaning assigned thereto in Section
           -----------
5.11(b).

          "Partnership/LLC" shall have the meaning assigned thereto in the
           ---------------
Pledge Agreement.

          "Payment Refusal" shall have the meaning assigned thereto in Section
           ---------------
4.4(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
agency.

          "Pension Plan" means any Employee Benefit Plan, other than a
           ------------
Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

          "Permitted Acquisition" means any acquisition permitted by Section
           ---------------------
11.4(e) hereof.

          "Permitted Acquisition Value" means the aggregate amount of the
           ---------------------------
purchase price (including, without limitation, any assumed debt, earn-outs and deferred payments (to the extent a fixed and determinable obligation is incurred), or capital stock of the acquiree, net of the applicable acquired company's cash (including Cash Equivalents) balance as shown on the most recent financial statements of the acquired company delivered in connection with the applicable Permitted Acquisition) to be paid in connection with any applicable Permitted Acquisition as set forth in the applicable stock or asset purchase documents executed by any Borrower or any Subsidiary thereof in order to consummate the applicable Permitted Acquisition.

          "Person" means an individual, corporation, limited liability company,
           ------
partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

          "Pledge Agreement" means the Pledge Agreement dated as of July 31,
           ----------------
1998, as amended, restated, supplemented or otherwise modified from time to time, executed by the Borrowers in favor of the Administrative Agent for the ratable benefit of itself and the other Lenders.

          "Post-Closing Vendor-Provided Financing" means all existing Vendor-
           --------------------------------------
Provided Financing and all other existing trade payable of any Borrower or Borrowers (other than the Closing Date Vendor-Provided Financing) (i) which is secured by a Lien which covers assets of the applicable Borrower or Borrowers other than or in addition to the property and related receivables financed by such trade payable and (ii) with respect to which the corresponding Lien shall be released as a result of the issuance pursuant to Section 6.4(b)(ii) of an Aggregator Letter of Credit. The Post-Closing Vendor-Provided Financing is set forth on Schedule 6.4(b)(ii) attached hereto.
         -------------------

          "Prime Rate" means, at any time, the rate of interest per annum
           ----------
publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

          "Pro Forma EBITDA" means, with respect to the Company and its
           ----------------
Subsidiaries for any period, EBITDA calculated on a pro forma basis to include as of the first day of such period any Permitted Acquisition closed during such period. For the purposes hereof, Pro Forma EBITDA shall be adjusted to reflect any non-recurring costs and any extraordinary expenses of any such Permitted Acquisition closed during such period in a manner satisfactory to the Administrative Agent; provided that approval of the Required Lenders will also
                      --------
be necessary for any such adjustments (i) which exceed in total for any such Permitted Acquisition the greater of (A) two percent (2%) of the then current Pro Forma EBITDA of the Company and its subsidiaries (but calculated without regard to the proposed acquired entity) or (B) fifteen percent (15%) of the actual historical EBITDA of the proposed acquired entity and (ii) in connection with any Permitted Acquisition for which the purchase price falls outside of the Permitted Acquisition baskets set forth in Section 11.4(e). These adjustments shall be consistent with the adjustments made in the financial information delivered to the Administrative Agent and the Lenders as of the Closing Date and may include, but not be limited to, management compensation in excess of historical compensation levels respecting the acquired Person (including, without limitation, perquisites in excess of historical levels) to be paid by the Company or any of its Subsidiaries following any Permitted Acquisition, fees for professional services in excess of historical levels after any such Permitted Acquisition, expenses incurred in connection with any such Permitted Acquisition and such other similar additional expenses incurred after any such Permitted Acquisition.

          "Quoted Swingline Rate" means a rate to be agreed upon from time to
           ---------------------
time by the Swingline Lender and the Borrower.

          "Quoted Swingline Rate Loan" means any Swingline Loan bearing interest
           --------------------------
at a rate based upon the Quoted Swingline Rate as provided in Section 5.1(b).

          "Real Property Security Documents" means any mortgage, deed of trust,
           --------------------------------
leasehold mortgage, leasehold deed of trust, landlord agreement and other agreement or writing pursuant to which any Borrower or any Subsidiary thereof grants a security interest in any real property interest securing the Obligations.

          "Register" shall have the meaning assigned thereto in Section
           --------
14.10(d).

          "Reimbursement Obligation" means the obligation of the Borrowers to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5(a) for amounts drawn under Letters of Credit.

          "Rental Expense" means, with respect to the Company and its
           --------------
Subsidiaries for any period, all lease and rental expenses of such Persons with respect to any operating lease or rental agreement for real property for such period, all determined for such period on a Consolidated basis in accordance with GAAP.

          "Rental Pool Capital Expenditures" means, with respect to the Company
           --------------------------------
and its Subsidiaries for any period, all expenditures of such Persons which are made in connection with the acquisition, replacement or repair of any equipment that will be revenue producing and rented to customers of such Persons for, with respect to any new equipment, an initial term of at least one (1) year, all determined for such period on a Consolidated basis in accordance with GAAP.

          "Required Lenders" means, at any date, (a) any combination of Lenders
           ----------------
holding at least fifty-one percent (51%) of the sum of (i) the Revolving Credit Commitments (or the Revolving Credit Loans if such Commitments have been terminated) and (ii) the Term A Loans (or the Term A Loan Commitments if such Commitments have not been terminated and no Term A Loans are outstanding) and
(b) any combination of Lenders holding at least fifty-one percent of the Term B Loans.

          "Responsible Officer" means any of the following: the chief executive
           -------------------
officer or chief financial officer of the Company or any other officer of the Company reasonably acceptable to the Administrative Agent.

          "Revolving Credit Commitment" means (a) as to any Lender, the
           ---------------------------
obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder, to issue or participate in Letters of Credit issued for the account of the Borrowers hereunder and to participate in Swingline Loans made to the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1.1(a) hereto, as such amount may be reduced or modified at any time or
---------------
from time to
time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans to the Borrowers hereunder, to issue or participate in Letters of Credit issued for the account of the Borrowers hereunder and to participate in Swingline Loans made to the Borrowers hereunder, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders on the Closing Date shall be One Hundred Fifty Million Dollars ($150,000,000).

          "Revolving Credit Commitment Percentage" means, as to the respective
           --------------------------------------
Revolving Credit Commitment of any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) all of the Revolving Credit Commitments of all Lenders.

          "Revolving Credit Facility" means the revolving credit and swingline
           -------------------------
facility established pursuant to Article II hereof.

          "Revolving Credit Loans" means any revolving loan made to any Borrower
           ----------------------
pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

          "Revolving Credit Maturity Date" means the earliest of the dates
           ------------------------------
referred to in Section 2.7.

          "Revolving Credit Notes" means the collective reference to the
           ----------------------
Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the
                                     -----------
Revolving Credit Facility, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

          "Security Agreement" means the Security Agreement dated as of July 31,
           ------------------
1998, as amended, restated, supplemented or otherwise modified from time to time, executed by the Borrowers in favor of the Administrative Agent for the ratable benefit of itself and the other Lenders.

          "Security Documents" means the collective reference to the Security
           ------------------
Agreement, the Pledge Agreement, the Real Property Security Documents, any intellectual property security agreements and each other agreement or writing pursuant to which any Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations.

          "Senior Funded Debt" means, with respect to the Company and its
           ------------------
Subsidiaries on any date, Funded Debt of such Persons minus Funded Debt of such
                                                      -----
Persons which constitutes Subordinated Debt.

          "Solvent" means, as to any Borrower or any of its Subsidiaries on a
           -------
particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies), and
(c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

          "Subordinated Debt" means the Debt evidenced by the Existing
           -----------------
Subordinated Notes and any other Debt of any Borrower or any Subsidiary thereof subordinated in right and time of payment to the Obligations and otherwise containing terms and conditions satisfactory to the Required Lenders.

          "Subsidiary" means as to any Person, any corporation, partnership,
           ----------
limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.

          "Subsidiary Borrowers" means any Material Subsidiary of the Company
           --------------------
which is a Borrower hereunder.

          "Swingline Commitment" means Fifteen Million Dollars ($15,000,000).
           --------------------

          "Swingline Lender" means First Union in its capacity as swingline
           ----------------
lender hereunder.

          "Swingline Loan" means any swingline loan made by the Swingline Lender
           --------------
to the Borrowers pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

          "Swingline Note" means the Swingline Note made by the Borrowers
           --------------
payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments and
-----------
modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

          "Swingline Maturity Date" means the earlier to occur of (a) the
           -----------------------
resignation of First Union as Administrative Agent in accordance with Section
13.9 and (b) the Revolving Credit Maturity Date.

          "Syndication Agent" means Key Corporate Capital Inc. in its capacity
           -----------------
as Syndication Agent hereunder.

          "Taxes" shall have the meaning assigned thereto in Section 5.11(a).
           -----

          "Term Loans" means the Term A Loans or the Term B Loans made to the
           ----------
Borrowers by the Lenders pursuant to Section 4.1, or all such Term Loans, as the context requires.

          "Term A Loans" means the term loans to be made to the Borrowers by the
           ------------
Lenders pursuant to Section 4.1(a).

          "Term A Loan Commitment" means (a) as to any Lender, the obligation of
           ----------------------
such Lender to make the Term A Loans to the account of the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as such amount may be reduced or
                      ---------------
modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment to make Term A Loans. The Term A Loan Commitment of all Lenders as of the Closing Date shall be Twenty-Five Million Dollars ($25,000,000).

          "Term A Loan Facility" shall mean the term loan facility established
           --------------------
pursuant to Article IV hereof.

          "Term A Loan Lender" means each Lender which has a Term A Loan
           ------------------
Commitment or which has extended Term A Loans to the Borrowers.

          "Term A Loan Maturity Date" means the first to occur of (a) June 30,
           -------------------------
2004, and (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

          "Term A Loan Percentage" means, as to any Lender, (a) prior to making
           ----------------------
both the Term A Loans, the ratio of (i) the Term A Loan Commitment of such Lender to (ii) the Term A Loan Commitments of all Lenders and (b) after the Term A Loans are made, the ratio of (i) the outstanding principal balance of the Term A Loans of such Lender to (ii) the aggregate outstanding principal balance of the Term A Loans of all Lenders.

          "Term A Notes" means the collective reference to the Term A Notes made
           ------------
by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-3 hereto, evidencing the Term A Loan Facility, and any amendments,
   -----------
modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Term A Note" means any of such Term A Notes.

          "Term B Loans" means the term loans to be made to the Borrowers by the
           ------------
Lenders pursuant to Section 4.1(b).

          "Term B Loan Commitment" means (a) as to any Lender, the obligation of
           ----------------------
such Lender to make the Term B Loans to the account of the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as such amount may be reduced or
                      ---------------
modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment to make Term B Loans. The Term B

Loan Commitment of all Lenders as of the Closing Date shall be Seventy-Five Million Dollars ($75,000,000).

          "Term B Loan Facility" shall mean the term loan facility established
           --------------------
pursuant to Article IV hereof.

          "Term B Loan Lender" means each Lender which has a Term B Loan
           ------------------
Commitment or which has extended Term B Loans to the Borrowers.

          "Term B Loan Maturity Date" means the first to occur of (a) June 30,
           -------------------------
2006, and (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

          "Term B Loan Percentage" means, as to any Lender, (a) prior to making
           ----------------------
the Term B Loans, the ratio of (i) the Term B Loan Commitment of such Lender to
(ii) the Term B Loan Commitments of all Lenders and (b) after the Term B Loans are made, the ratio of (i) the outstanding principal balance of the Term B Loans of such Lender to (ii) the aggregate outstanding principal balance of the Term B Loans of all Lenders.

          "Term B Notes" means the collective reference to the Term B Notes made
           ------------
by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-4 hereto, evidencing the Term B Loan Facility, and any amendments,
   -----------
modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Term B Note" means any of such Term B Notes.

          "Termination Event" means:  (a) a "Reportable Event" described in
           -----------------
Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

          "Trade Financing" means trade financing provided to the Company and
           ---------------
its Subsidiaries (other than Vendor-Provided Financing) arising in the ordinary course of business which is (i) payable within sixty (60) days of the invoice date thereof and (ii) not more than thirty (30) days past due.

          "Uniform Customs" the Uniform Customs and Practice for Documentary
           ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

          "UCC" means the Uniform Commercial Code as in effect in the State of
           ---
North Carolina.

          "United States" means the United States of America.
           -------------

          "Vendor-Provided Financing" means financing provided to the Company
           -------------------------
and its Subsidiaries arising in the ordinary course of business in order to finance the purchase of Inventory thereby, which financing (i) is provided either directly by the corresponding vendor or a third party financial institution or "aggregator" to whom the vendor has transferred title to the financed Inventory and (ii) is payable within one hundred and twenty (120) days of the invoice date thereof.

          "Wholly-Owned" means, with respect to a Subsidiary, that all of the
           ------------
shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries.

           SECTION 1.2    General. Unless otherwise specified, a reference in
                          -------
this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

           SECTION 1.3    Other Definitions and Provisions.
                          --------------------------------

          (a)   Use of Capitalized Terms.  Unless otherwise defined therein, all
                ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

          (b)   Miscellaneous.  The words "hereof", "herein" and "hereunder" and
                -------------
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                  ARTICLE II

                           REVOLVING CREDIT FACILITY

          SECTION 2.1      Revolving Credit Loans. Subject to the terms and
                           ----------------------
conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through the Revolving

Credit Maturity Date as requested by the Company, on behalf of the Borrowers, in accordance with the terms of Section 2.3; provided, that (a) the aggregate
                                          --------
principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less
                                                                          ----
the sum of all outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Revolving Credit Commitment less such Lender's Revolving Credit Commitment Percentage of the sum of all
----
outstanding Swingline Loans and L/C Obligations. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

          SECTION 2.2    Swingline Loans.
                         ---------------

          (a)  Availability.  Subject to the terms and conditions of this
               ------------
Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date through, but not including, the Swingline Maturity Date; provided, that the aggregate principal amount of all
                         --------
outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and L/C Obligations and (ii) the Swingline Commitment.

          (b)  Refunding.
               ---------

               (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Revolving Credit Commitment Percentage.

               (ii) The Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrowers hereby authorize the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Revolving Credit Commitment Percentages.


               (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, any Default, Event of Default or non-satisfaction of the conditions set forth in Article VI. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in
Section 12.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

          SECTION 2.3    Procedure for Advances of Revolving Credit Loans and
                         ----------------------------------------------------
Swingline Loans
---------------

          (a)  Requests for Borrowing.  The Company, on behalf of the Borrowers,
               ----------------------
shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B-1 (a "Notice of Revolving Credit/Swingline
                   -----------
Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and each Quoted Swingline Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Revolving Credit Commitment then available to the Borrowers, or if less, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principle amount of $100,000 or a whole multiple of $50,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit Loan, whether such Loan is to be a LIBOR Rate Loan or a Base Rate Loan, (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day and (F) in the case of a Swingline Loan, whether such Loan is to be a Base Rate Loan or a Quoted Swingline Rate Loan.
The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit/Swingline Borrowing.

          (b) Disbursement of Revolving Credit and Swingline Loans.  Not later
              ----------------------------------------------------
than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and
(ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of
                                                ---------
Account Designation") delivered by the Company, on behalf of the Borrowers, to the Administrative Agent or may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

          SECTION 2.4    Repayment of Loans.
                         ------------------

          (a)  Repayment on Revolving Credit Maturity Date.  The Borrowers shall
               -------------------------------------------
repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date and (ii) all Swingline Loans in full in accordance with Section 2.2(b)(ii), together, in each case, with all accrued but unpaid interest thereon.

          (b)  Mandatory Repayment of Revolving Credit Loans.
               ---------------------------------------------

               (i) If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C
                       ----
Obligations exceeds the Revolving Credit Commitment, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans and second to the principal amount of outstanding Revolving Credit Loans and, if necessary, to cash collateralize any outstanding Letters of Credit in accordance with Section 12.2(b).

               (ii) The Borrower shall also repay the Revolving Credit Loans to the extent required by Section 2.6(c).

          (c)  Optional Repayments.  The Borrowers may at any time and from time
               -------------------
to time repay the Revolving Credit Loans and Swingline Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate

Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Quoted Swingline Rate Loans, in the form attached hereto as Exhibit D
                                                                      ---------
(a "Notice of Prepayment"), specifying (i) the date of repayment, (ii) the amount of repayment, (iii) whether the repayment is of Revolving Credit Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, and (iv) whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Quoted Swingline Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $250,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $3,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $50,000 in excess thereof with respect to Swingline Loans.

          (d) Repayment of Excess Proceeds. If at any time proceeds ("Excess
              ----------------------------
Proceeds") remain after the prepayment of Term Loans pursuant to Section 4.4(b), the amount of such Excess Proceeds shall be used on the date of the required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans (with a corresponding reduction of the Revolving Credit Commitment as set forth in Section 2.6(b) below) and Swingline Loans.

          (e) Repayment Pursuant to Payment Refusals.  In the event any Term B
              --------------------------------------
Loan Lender makes a Payment Refusal election pursuant to Section 4.4(b) and proceeds ("Excess Refused Proceeds") remain after the repayment of the outstanding balance of the Term A Loans, the amount of such Excess Refused Proceeds shall be used on the date of the required prepayment pursuant to
Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans (without a corresponding reduction in the Revolving Credit Commitment) and Swingline Loans; provided that if proceeds ("Additional Excess
                                 --------
Refused Proceeds") remain after the prepayment of the outstanding principal amount of the Revolving Credit Loans and Swingline Loans, the amount of such Additional Excess Refused Proceeds shall be applied in the manner set forth in
Section 4.4(b)(v).

          (f) Limitation on Repayment of LIBOR Rate Loans.  The Borrowers may
              -------------------------------------------
not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

          SECTION 2.5    Notes.
                         -----

          (a) Revolving Credit Notes.  Each Lender's Revolving Credit Loans and
              ----------------------
the obligation of the Borrowers to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrowers payable to the order of such Lender. Each Revolving Credit Note shall be dated as of the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

          (b)  Swingline Note.  The Swingline Loans and the obligations of the
               --------------
Borrowers to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender. The Swingline Note shall be dated as of the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

          SECTION 2.6    Permanent Reduction of the Revolving Credit Commitment.
                         ------------------------------------------------------

          (a)  Voluntary Reduction.  The Borrowers shall have the right at any
               -------------------
time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, the Revolving Credit Commitment cannot be reduced to an amount less than the amount of the then outstanding Letters of Credit and Swingline Loans.

          (b)  Mandatory Reductions.  If at any time Excess Proceeds remain
               --------------------
after the prepayment of Term Loans pursuant to Section 4.4(b), the Revolving Credit Commitment shall be permanently reduced on the date of the required prepayment under Section 4.4(b) by an amount equal to the amount of such Excess Proceeds.

          (c)  Manner of Payment. Each permanent reduction permitted or required
               -----------------
pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to furnish cash collateral in accordance with
Section 12.2(b) in an amount equal to the aggregate then undrawn and unexpired amount of such Letter of Credit. Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral in accordance with Section 12.2(b) for all L/C Obligations) and termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. Such cash collateral shall be applied in accordance with
Section 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

          SECTION 2.7    Termination of Revolving Credit Facility. The Revolving
                         ----------------------------------------
Credit Facility shall terminate on the earliest of (a) June 23, 2004, (b) the date of termination by the Borrowers pursuant to Section 2.6(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

                                  ARTICLE III

                          LETTER OF CREDIT FACILITIES

          SECTION 3.1     L/C Commitment and Aggregator L/C Commitment.
                          --------------------------------------------

          (a)  L/C Commitment.  Subject to the terms and conditions hereof, the
               --------------
Issuing Lender, in reliance on the agreements of the other Lenders set forth in
Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the L/C Facility Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing
                                                     --------
Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans plus
                                                                            ----
the aggregate principal amount of outstanding Swingline Loans plus the aggregate
                                                              ----
amount of L/C Obligations would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $50,000, (ii) be a standby letter of credit issued to support obligations of any Borrower, contingent or otherwise, incurred in the ordinary course of business,
(iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the earlier of (A) the date that is twelve (12) months after the date of issuance thereof (provided that any Letter of Credit may be automatically renewable for additional twelve (12) month periods so long as no such renewal shall cause such Letter of Credit to terminate on a date that is later than the Revolving Credit Maturity Date) and (B) the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions, amendments or modifications of any existing Letters of Credit, unless the context otherwise requires.

          (b)  Aggregator L/C Commitment.  Subject to the terms and conditions
               -------------------------
hereof, the Aggregator Issuing Lender, in reliance on the agreements of the other applicable Lenders set forth in Section 3.4(b), agrees to issue standby letters of credit ("Aggregator Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Aggregator L/C Facility Termination Date in such form as may be approved from time to time by the Aggregator Issuing Lender; provided, that the
                                                    --------
Aggregator Issuing Lender shall have no obligation to issue any Aggregator Letter of Credit if, after giving effect to such issuance, the Aggregator L/C Obligations would exceed the Aggregator L/C Commitment. Each Aggregator Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $50,000,
(ii) be a standby letter of credit issued in the ordinary course of business to secure Vendor-Provided Financing or any other trade payable which is secured by a Lien which covers assets of the applicable Borrower or Subsidiary thereof other than or in addition to the property and related receivables financed by such financing or trade payable, (iii) expire on a date satisfactory to the Aggregator Issuing Lender, which date shall be no later than the earlier of (A) the date that is twelve (12) months after the date of issuance thereof (provided that any Aggregator Letter of Credit may be automatically renewable for additional twelve (12) month periods so long as no such renewal shall cause such Aggregator Letter of Credit to terminate on a date that is later than the Revolving Credit Maturity Date) and (B) the Revolving Credit Maturity Date and
(iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Aggregator Issuing Lender shall not at any time be obligated to issue any Aggregator Letter of Credit hereunder if such issuance would conflict with, or cause the Aggregator Issuing Lender or any Aggregator L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Aggregator Letters of Credit shall also include extensions, amendments or modifications of any existing Aggregator Letters of Credit, unless the context otherwise requires.

          SECTION 3.2    Procedure for Issuance of Letters of Credit.
                         -------------------------------------------

          (a)  Letters of Credit.  The Borrowers may from time to time request
               -----------------
that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish to the Company a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each L/C Participant's participation therein, all promptly following the issuance of such Letter of Credit.

          (b)  Aggregator Letters of Credit. The Borrowers may from time to time
               ----------------------------
request that the Aggregator Issuing Lender issue an Aggregator Letter of Credit in order to secure Vendor-Provided Financing by delivering to the Aggregator Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Aggregator Issuing Lender, and such other certificates, documents and other papers and information as the Aggregator Issuing Lender may request. Upon receipt of any Application, the Aggregator Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and
Article VI hereof, promptly issue the Aggregator Letter of Credit requested thereby (but in no event shall the Aggregator Issuing Lender be required to issue any Aggregator Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Aggregator Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Aggregator Issuing Lender and the applicable Borrower. The Aggregator Issuing Lender shall furnish to the Company a copy of such Aggregator Letter of Credit and furnish to each Aggregator L/C Participant a copy of such Aggregator Letter of Credit and the amount of each Aggregator L/C Participant's participation therein, all promptly following the issuance of such Aggregator Letter of Credit.

          SECTION 3.3    Commissions and Other Charges.
                         -----------------------------

          (a)  Letter of Credit Commissions.
               ----------------------------

               (i) Letters of Credit. The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the Applicable Margin with respect to LIBOR Rate Loans (as set forth in Section 5.1 hereof) in effect on the corresponding payment date (determined on a per annum basis) and (ii) the average face amount of such Letter of Credit for the corresponding quarterly period. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter (based on the then current Applicable Margin) and on the Revolving Credit Maturity Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants such commission in accordance with their respective Revolving Credit Commitment Percentages.

               (ii)  Aggregator Letters of Credit. The Borrowers shall pay to
                     ----------------------------
the Administrative Agent, for the account of the Aggregator Issuing Lender and the Aggregator L/C Participants, a letter of credit commission with respect to each Aggregator Letter of Credit in an amount as agreed upon by the Aggregating Issuing Lender and the Borrowers.

          (b)  Issuance Fees.  In addition to the foregoing commission, the
               -------------
Borrowers shall pay the Issuing Lender or the Aggregator Issuing Lender, as applicable, for its account an issuance fee with respect to each Letter of Credit or Aggregator Letter of Credit, as applicable, in an amount equal to the product of (i) one-eighth percent (0.125%) per annum and (ii) the average face amount of such Letter of Credit or Aggregator Letter of Credit, as applicable, for the corresponding quarterly period. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date.

          (c)  Other Costs and Expenses.  In addition to the foregoing
               ------------------------
commissions, the Borrowers shall pay or reimburse the Issuing Lender and the Aggregator Issuing Lender for such normal and customary costs and expenses as are incurred or charges by the Issuing Lender and the Aggregator Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit or any Aggregator Letter of Credit.

          SECTION 3.4    L/C Participations.
                         ------------------

          (a)  L/C Participations.
               ------------------

               (i) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C

Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender (notwithstanding any Default, Event of Default, non-satisfaction of conditions set forth in
Article VI or any other circumstances whatsoever) that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.


          (ii) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a)(i) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average
                                             -----
Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction
                                                        -----
the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(a) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(a)(ii), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

          (iii) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this
Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from any Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any
                --- ----                --------
such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     (b)  Aggregator L/C Participations.
          -----------------------------

          (i) The Aggregator Issuing Lender irrevocably agrees to grant and hereby grants to each Aggregator L/C Participant, and, to induce the Aggregator Issuing Lender to issue Aggregator Letters of Credit hereunder, each Aggregator L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Aggregator Issuing Lender for such Aggregator L/C Participant's own account and risk an undivided interest equal to such Aggregator L/C Participant's Aggregator L/C Percentage in the Aggregator Issuing Lender's obligations and rights under and in respect of each Aggregator Letter of Credit issued hereunder and the amount of each draft paid by the Aggregator Issuing Lender thereunder. Each Aggregator L/C Participant unconditionally and irrevocably agrees with the Aggregator Issuing Lender (notwithstanding any Default, Event of Default, non-satisfaction of conditions set forth in Article VI or any other circumstances whatsoever) that, if a draft is paid under any Aggregator Letter of Credit for which the Aggregator Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Aggregator L/C Participant shall pay to the Aggregator Issuing Lender upon demand at the Aggregator Issuing Lender's address for notices specified herein an amount equal to such Aggregator L/C Participant's Aggregator L/C Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (ii) Upon becoming aware of any amount required to be paid by any Aggregator L/C Participant to the Aggregator Issuing Lender pursuant to Section 3.4(b)(i) in respect of any unreimbursed portion of any payment made by the Aggregator Issuing Lender under any Aggregator Letter of Credit, the Aggregator Issuing Lender shall notify each Aggregator L/C Participant of the amount and due date of such required payment and such Aggregator L/C Participant shall pay to the Aggregator Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Aggregator Issuing Lender after the date such payment is due, such Aggregator L/C Participant shall pay to the Aggregator Issuing Lender on demand, in addition to such amount, the product of
(i) such amount, times (ii) the daily average Federal Funds Rate as determined
                 -----
by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Aggregator Issuing Lender, times (iii) a fraction the numerator of which is the
                           -----
number of days that elapse during such period and the denominator of which is
360. A certificate of the Aggregator Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Aggregator Issuing Lender of the unreimbursed amounts described in this Section 3.4(b)(ii), if the Aggregator L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

          (iii) Whenever, at any time after the Aggregator Issuing Lender has made payment under any Aggregator Letter of Credit and has received from any Aggregator L/C Participant its Aggregator L/C Percentage of such payment in accordance with this Section 3.4(b), the Aggregator Issuing Lender receives any payment related to such Aggregator Letter of Credit (whether directly from any Borrower or otherwise), or any payment of interest on account thereof, the Aggregator Issuing Lender will distribute to such Aggregator L/C Participant its pro
---
rata share thereof; provided, that in the event that any such payment received
----                --------
by the Aggregator Issuing Lender shall be required to be returned by the Aggregator Issuing Lender, such Aggregator L/C Participant shall return to the Aggregator Issuing Lender the portion thereof previously distributed by the Aggregator Issuing Lender to it.

          SECTION 3.5   Reimbursement Obligation and Aggregator Reimbursement
                        -----------------------------------------------------
Obligation of the Borrowers.
---------------------------

          (a) Reimbursement Obligation.  The Borrowers agree to reimburse the
              ------------------------
Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date the Borrowers receive the notice referred to in this Section 3.5(a), the Borrowers shall be deemed to have timely given a Notice of Revolving Credit/Swingline Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Revolving Credit Loan as a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article VI have been satisfied, the Lenders shall make Revolving Credit Loans as Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

          (b) Aggregator Reimbursement Obligation.  The Borrowers agree to
              -----------------------------------
reimburse the Aggregator Issuing Lender on each date on which the Aggregator Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Aggregator Letter of Credit for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Aggregator Issuing Lender in connection with such payment. Each such payment shall be made to the Aggregator Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.

          SECTION 3.6    Obligations Absolute. The obligations of the Borrowers
                         --------------------
under this Article III (including, without limitation, the Reimbursement Obligation and the Aggregator Reimbursement Obligation) shall be joint and several, and absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, the Aggregator Issuing Lender, any beneficiary of a Letter of Credit or an Aggregator Letter of Credit or any other Person. The

Borrowers also agree that the Issuing Lender, the Aggregator Issuing Lender, the L/C Participants and the Aggregator L/C Participants shall not be responsible for, and the Reimbursement Obligation of the Borrowers under Section 3.5(a) and the Aggregator Reimbursement Obligation of the Borrowers under Section 3.5(b) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any Aggregator Letter of Credit or any other party to which such Letter of Credit or such Aggregator Letter of Credit, as applicable, may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or such Aggregator Letter of Credit, as applicable, or any such transferee. The Issuing Lender and the Aggregator Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit or any Aggregator Letter of Credit, as applicable, except for errors or omissions caused by the Issuing Lender's or the Aggregator Issuing Lender's, as applicable, gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender or the Aggregator Issuing Lender under or in connection with any Letter of Credit or any Aggregator Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender, the Aggregator Issuing Lender, any L/C Participant or any Aggregator L/C Participant to the Borrowers. The responsibility of the Issuing Lender and the Aggregator Issuing Lender, as applicable, to the Borrowers in connection with any draft presented for payment under any Letter of Credit and any Aggregator Letter of Credit, as applicable, shall, in addition to any payment obligation expressly provided for in such Letter of Credit or such Aggregator Letter of Credit, as applicable,, be limited to determining that the documents (including each draft) delivered under such Letter of Credit or such Aggregator Letter of Credit, as applicable, in connection with such presentment are in conformity with such Letter of Credit or such Aggregator Letter of Credit, as applicable.

          SECTION 3.7    Effect of Application. To the extent that any
                         ---------------------
provision of any Application related to any Letter of Credit or any Aggregator Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                  ARTICLE IV

                             TERM LOAN FACILITIES
                             --------------------

          SECTION 4.1    Term Loans.
                         ----------

          (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Term A Loans to the Borrowers on a joint and several basis on a date on or not later than forty-five days after the Closing Date. The Term A Loans shall be funded by each Lender in a principal amount equal to such Lender's Term A Loan Percentage of the aggregate principal amount of the Term A Loans made on the applicable date. The aggregate principal amount of the Term A Loans made pursuant to Section 4.1(a) shall equal the total Term A Loan Commitment.

          (b) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Term B Loans to the Borrowers on a joint and several basis on the Closing Date. The Term B Loans shall be funded by each Lender in a principal amount equal to such Lender's Term B Loan Commitment Percentage of the aggregate principal amount of the Term B Loans made on the Closing Date. The aggregate principal amount of the Term B Loans made pursuant to Section 4.1(b) shall equal the total Term B Loan Commitment.

          SECTION 4.2    Procedure for Advance of Term Loans.
                         -----------------------------------

          (a) The Company, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B-2 (a "Notice of Term Loan Borrowing") (i) with respect to
          -----------
the Term A Loans if made on the Closing Date, prior to 11:00 a.m. (Charlotte time) on the Closing Date requesting that the Lenders make the Term A Loans as a Base Rate Loan on such date (provided that the Borrowers may request that the
                             --------
Lenders make the Term A Loans as LIBOR Rate Loans on such date if the Borrowers have delivered to the Administrative Agent a letter in form and substance satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement), (ii) with respect to the Term A Loans if made after the Closing Date, prior to 11:00 a.m. (Charlotte time) (A) on such date requesting that the Lenders make the Term A Loans as a Base Rate Loan on such date or (B) three (3) Business Days prior to such date requesting that the Lenders make the Term A Loans as a LIBOR Rate Loan on such date and
(iii) with respect to the Term B Loans, prior to 11:00 a.m. (Charlotte time) on the Closing Date requesting that the Lenders make the Term B Loans as Base Rate Loans on such date (provided that the Borrowers may request that the Lenders
                    --------
make the Term B Loans as LIBOR Rate Loans on such date if the Borrowers have delivered to the Administrative Agent a letter in form and substance satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement).

          (b) Upon receipt of such Notice of Term Loan Borrowing from the Company, on behalf of the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Not later than 2:00 p.m. (Charlotte time) on the applicable borrowing date, each Lender will make available to the Administrative Agent for the account of the Borrowers, at the office of the Administrative Agent in immediately available funds, the amount of such Term A Loan or Term B Loan, as applicable, to be made by such Lender on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of the Term A Loans or the Term B Loans, as applicable, in immediately available funds by wire transfer to such Person or Persons as may be designated by the Company, on behalf of the Borrowers.

          SECTION 4.3    Repayment of Term Loans.
                         -----------------------

          (a)  Term A Loans. The Borrowers shall repay the aggregate outstanding
               ------------
principal amount of the Term A Loans in consecutive quarterly installments on the last Business Day of each of June, September, December and March commencing September 30, 1999 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

------------------------------------------------------------------------------------------------------------------
        FISCAL YEAR                PAYMENT DATE               PRINCIPAL INSTALLMENT       TERM A LOAN COMMITMENT
                                                                        ($)                        ($)
------------------------------------------------------------------------------------------------------------------
        July 1, 1999 to            September 30, 1999               625,000                     24,375,000
        June 30, 2000
------------------------------------------------------------------------------------------------------------------
                                   December 31, 1999                625,000                     23,750,000
------------------------------------------------------------------------------------------------------------------
                                   March 31, 1999                   625,000                     23,125,000
------------------------------------------------------------------------------------------------------------------
                                   June 30, 2000                    625,000                     22,500,000
------------------------------------------------------------------------------------------------------------------
        July 1, 2000 to            September 30, 2000               937,500                     21,562,500
        June 30, 2001
------------------------------------------------------------------------------------------------------------------
                                   December 31, 2000                937,500                     20,625,000
------------------------------------------------------------------------------------------------------------------
                                   March 31, 2000                   937,500                     19,687,500
------------------------------------------------------------------------------------------------------------------
                                   June 30, 2001                    937,500                     18,750,000
------------------------------------------------------------------------------------------------------------------
        July 1, 2001 to            September 30, 2001             1,250,000                     17,500,000
        June 30, 2002
------------------------------------------------------------------------------------------------------------------
                                   December 31, 2001              1,250,000                     16,250,000
------------------------------------------------------------------------------------------------------------------
                                   March 31, 2001                 1,250,000                     15,000,000
------------------------------------------------------------------------------------------------------------------
                                   June 30, 2002                  1,250,000                     13,750,000
------------------------------------------------------------------------------------------------------------------
        July 1, 2002 to            September 30, 2002             1,562,500                     12,187,500
        June 30, 2003
------------------------------------------------------------------------------------------------------------------
                                   December 31, 2002              1,562,500                     10,625,000
------------------------------------------------------------------------------------------------------------------
                                   March 31, 2002                 1,562,500                      9,062,500
------------------------------------------------------------------------------------------------------------------
                                   June 30, 2003                  1,562,500                      7,500,000
------------------------------------------------------------------------------------------------------------------
        July 1, 2003 to            September 30, 2003             1,875,000                      5,625,000
        June 30, 2004
------------------------------------------------------------------------------------------------------------------
                                   December 31, 2003              1,875,000                      3,750,000
------------------------------------------------------------------------------------------------------------------
                                   March 31, 2003                 1,875,000                      1,875,000
------------------------------------------------------------------------------------------------------------------
                                   June 30, 2004                  1,875,000                              0
------------------------------------------------------------------------------------------------------------------

If not sooner paid, the Term A Loans shall be paid in full, together with accrued interest thereon, on the Term A Loan Maturity Date.

          (b) Term B Loans.  The Borrowers shall repay the aggregate outstanding
              ------------
principal amount of the Term B Loans in consecutive quarterly installments on the last Business Day of each of June, September, December and March commencing September 30, 1999 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

------------------------------------------------------------------------------------------------------------------
        FISCAL YEAR          PAYMENT DATE             PRINCIPAL INSTALLMENT         TERM B LOAN COMMITMENT
                                                              ($)                            ($)
------------------------------------------------------------------------------------------------------------------
        April 1, 1999 to     September 30, 1999          187,500                     74,812,500
        March 31, 2000
------------------------------------------------------------------------------------------------------------------
                             December 31, 1999           187,500                     74,625,000
------------------------------------------------------------------------------------------------------------------
                             March 31, 2000              187,500                     74,437,500
------------------------------------------------------------------------------------------------------------------
                             June 30, 2000               187,500                     74,250,000
------------------------------------------------------------------------------------------------------------------
        April 1, 2000 to     September 30, 2000          187,500                     74,062,500
        March 31, 2001
------------------------------------------------------------------------------------------------------------------
                             December 31, 2000           187,500                     73,875,000
------------------------------------------------------------------------------------------------------------------
                             March 31, 2001              187,500                     73,687,500
------------------------------------------------------------------------------------------------------------------
                             June 30, 2001               187,500                     73,500,000
------------------------------------------------------------------------------------------------------------------
        April 1, 2001 to     September 30, 2001          187,500                     73,312,500
        March 31, 2002
------------------------------------------------------------------------------------------------------------------
                             December 31, 2001           187,500                     73,125,000
------------------------------------------------------------------------------------------------------------------
                             March 31, 2002              187,500                     72,937,500
------------------------------------------------------------------------------------------------------------------
                             June 30, 2002               187,500                     72,750,000
------------------------------------------------------------------------------------------------------------------
        April 1, 2002 to     September 30, 2002          187,500                     72,562,500
        March 31, 2003
------------------------------------------------------------------------------------------------------------------
                             December 31, 2002           187,500                     72,375,000
------------------------------------------------------------------------------------------------------------------
                             March 31, 2003              187,500                     72,187,500
------------------------------------------------------------------------------------------------------------------
                             June 30, 2003               187,500                     72,000,000
------------------------------------------------------------------------------------------------------------------
        April 1, 2003 to     September 30, 2003          187,500                     71,812,500
        March 31, 2004
------------------------------------------------------------------------------------------------------------------
                             December 31, 2003           187,500                     71,625,000
------------------------------------------------------------------------------------------------------------------
                             March 31, 2004              187,500                     71,437,500
------------------------------------------------------------------------------------------------------------------
                             June 30, 2004               187,500                     71,250,000
------------------------------------------------------------------------------------------------------------------
        April 1, 2004 to     September 30, 2004          187,500                     71,062,500
        March 31, 2005
------------------------------------------------------------------------------------------------------------------
                             December 31, 2004           187,500                     70,875,000
------------------------------------------------------------------------------------------------------------------
                             March 31, 2005              187,500                     70,687,500
------------------------------------------------------------------------------------------------------------------
                             June 30, 2005               187,500                     70,500,000
------------------------------------------------------------------------------------------------------------------
        April 1, 2005 to     September 30, 2005       17,625,000                     52,875,000
        March 31, 2006
------------------------------------------------------------------------------------------------------------------
                             December 31, 2005        17,625,000                     35,250,000
------------------------------------------------------------------------------------------------------------------
                             March 31, 2006           17,625,000                     17,625,000
------------------------------------------------------------------------------------------------------------------
                             June 30, 2006            17,625,000                              0
------------------------------------------------------------------------------------------------------------------

If not sooner paid, the Term B Loans shall be paid in full, together with accrued interest thereon, on the Term B Loan Maturity Date.

          SECTION 4.4    Prepayments of Term Loans.
                         -------------------------

          (a)  Optional Prepayment of Term Loans.  The Borrowers shall have the
               ---------------------------------
right at any time and from time to time, upon delivery to the Administrative Agent of a Notice of Prepayment at least three (3) Business Days prior to any repayment, to prepay the Term Loans in whole or in part without premium or penalty except as provided in Section 5.9 hereof. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least

$3,000,000 or any whole multiple of $500,000 in excess thereof, shall be applied to the outstanding principal balance of the Term Loans on a pro rata basis
                                                            --- ----
between the Term A Loans and the Term B Loans and shall reduce the remaining scheduled installments of the Term A Loans and the Term B Loans in inverse order of maturity thereof. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

          (b)  Mandatory Prepayment of Term Loans.
               ----------------------------------

               (i)   Asset Sale Proceeds. No later than one hundred twenty (120)
                     -------------------
days following any Borrower's receipt thereof, such Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in
Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds in excess of $2,500,000 in the aggregate from the sale or other disposition or series of related sales or other dispositions of assets by any Borrower or any of its Subsidiaries pursuant to Section 11.6(e) ("Asset Sale Proceeds"); provided that such prepayment shall not be required to
                         --------
the extent that such Net Cash Proceeds are reinvested in comparable replacement assets within one hundred twenty (120) days of any such transaction. Such prepayment shall be made within one hundred twenty (120) days after the date of consummation of any such transaction. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Asset Sale Proceeds received by the Borrowers and their Subsidiaries shall be applied to make prepayments of the Term Loans, such prepayments to be made within three (3) Business Days after the date of receipt of Asset Sale Proceeds.

               (ii)  Insurance Proceeds. No later than one hundred twenty (120)
                     ------------------
days following the date of receipt by any Borrower or any of its Subsidiaries of any Net Cash Proceeds in excess of $2,500,000 in the aggregate under any of the insurance policies maintained pursuant to Section 4(a)(vi) of the Security Agreement ("Insurance Proceeds") which have not been reinvested as of such date to replace or restore the damaged property to which such Net Cash Proceeds relate, such Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of the aggregate amount of such Insurance Proceeds (as required in accordance in accordance with Section 4(a)(vi) of the Security Agreement). Such prepayment shall be made within one hundred twenty (120) days after the date of receipt of such Net Cash Proceeds. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Insurance Proceeds received by the Borrowers and their Subsidiaries shall be applied to make prepayments of the Term Loans, such prepayments to be made within three (3) Business Days after the date of receipt of Insurance Proceeds.

               (iii) Debt Proceeds. The Borrowers shall make mandatory principal
                     -------------
prepayments of the Term Loans in the manner set forth in Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Debt permitted by Section 11.1(c) or any other Debt not permitted hereunder (but otherwise consented to by the Required Lenders) by any Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

          (iv)  Equity Proceeds. The Borrowers shall make mandatory principal
                ---------------
prepayments of the Term Loans in the manner set forth in Section 4.4(b)(v) below in amounts equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any offering of equity securities by any Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

          (v)   Notice; Manner of Payment.  Upon the occurrence of any event
                -------------------------
triggering the prepayment requirement under Sections 4.4(b)(i) through and including 4.4(b)(iv), the Company, on behalf of the Borrowers, shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.
Each prepayment under this Section 4.4(b) shall be applied as follows:  first,
                                                                        -----
to reduce the outstanding principal balance of the Term Loans on a pro rata
                                                                   --- ----
basis between the Term A Loans and the Term B Loans and to reduce in inverse order of maturity the remaining amortization payments of the Term A Loans and the Term B Loans pursuant to Section 4.3 and (ii) second, to the extent of any
                                                  ------
excess, to repay the outstanding principal balance of the Revolving Credit Loans pursuant to Section 2.4(d) and to reduce permanently the Revolving Credit Commitment pursuant to Section 2.6(b); provided that any Term B Loan Lender may
                                       --------
elect to have its pro rata share (based on its Term B Loan Percentage) of any mandatory prepayment under Section 4.4(b)(iv) be applied first to the outstanding balance of the Term A Loans and to reduce the remaining scheduled installments of the Term A Loans in the inverse order of maturity thereof and then to Revolving Credit Loans in accordance with Section 2.4(e) (any such election, a "Payment Refusal"); provided further that if Additional Excess
                                -------- -------
Refused Proceeds remain after the prepayment of the Term A Loans in accordance with this Section 4.4(b)(v) and the prepayment of the Revolving Credit Loans in accordance with Section 2.4(e), the amount of such Additional Excess Refused Proceeds shall be reapplied to the pro rata share of any Term B Loan Lenders that have made a Payment Refusal election (which repayment such Term B Loan Lenders may not refuse) and to reduce in inverse order of maturity the remaining amortization payments of the Term B Loans pursuant to Section 4.3. Any such Term B Loan Lender that makes a Payment Refusal shall, no later than 11:00 a.m. (Charlotte time) two (2) Business Days preceding the date specified for any prepayment of the Loans, notify the Administrative Agent in writing of such election. Each prepayment under this Section shall be accompanied by any payment required under Section 5.9.

          (vi)  No Reborrowing. Amounts prepaid pursuant to this Section 4.4 may
                --------------
not be reborrowed and will constitute a permanent reduction of the Term A Loan Commitment and the Term B Loan Commitment, as applicable. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

          SECTION 4.5    Term Notes.
                         ----------

          (a)  Term A Notes. Each Lender's Term A Loan and the obligation of the
               ------------
Borrowers to repay such Term A Loan shall be evidenced by a separate Term A Note executed by the

Borrowers payable to the order of such Lender. Each Term A Note shall be dated as of the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

          (b)  Term B Notes. Each Lender's Term B Loan and the obligation of the
               ------------
Borrowers to repay such Term B Loan shall be evidenced by a separate Term B Note executed by the Borrowers payable to the order of such Lender. Each Term B Note shall be dated as of the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in
Section 5.1.

                                   ARTICLE V

                            GENERAL LOAN PROVISIONS

          SECTION 5.1    Interest.
                         --------

          (a)  Interest Rate Options.
               ---------------------

               (i)  Revolving Credit Loans and Term Loans. Subject to the
                    -------------------------------------
provisions of this Section 5.1, at the election of the Company, on behalf of the Borrowers, the Revolving Credit Loans and the Term Loans shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three (3)
             --------
Business Days after the Closing Date. The Company, on behalf of the Borrowers, shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Revolving Credit/Swingline Borrowing is given pursuant to Section 2.3 or at the time a Notice of Term Loan Borrowing is given pursuant to Section 4.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Each Loan or portion thereof bearing interest based on the Base Rate (including, without limitation, each Swingline Loan which bears interest based on the Base Rate as provided in subsection (a)(ii) below) shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Company, on behalf of the Borrowers, has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

               (ii) Swingline Loans. Subject to the provisions of this Section
                    ---------------
5.1, at the election of the Company, on behalf of the Borrowers, each Swingline Loan shall bear interest at (i) the Base Rate plus the Applicable Margin as set
                                              ----
forth below or (ii) the Quoted Swingline Rate (if agreed upon by the Swingline Lender and the Company). The Company, on behalf of the Borrowers, shall select the rate of interest applicable to any Swingline Loan at the time a Notice of Revolving Credit/Swingline Borrowing is given pursuant to Section 2.3. Each Swingline Loan or portion thereof bearing interest based on the Quoted Swingline Rate shall be a "Quoted Swingline Rate Loan". Any Swingline Loan or any portion thereof as to which the Company, on behalf of the Borrowers, has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

        (b)  Interest Periods.  In connection with each LIBOR Rate Loan, the
             ----------------
Company, on behalf of the Borrowers, by giving notice at the times described in
Section 5.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:
--------

               (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate
              --------
Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

               (iv) no Interest Period shall extend beyond the Revolving Credit Maturity Date, the Term A Loan Maturity Date or the Term B Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Company, on behalf of the Borrowers, so as to permit the Borrowers to make quarterly principal installment payments pursuant to Section 4.3 without the payment of any amounts pursuant to Section 5.9; and

               (v) there shall be no more than eight (8) Interest Periods in effect at any time.

        (c)  Applicable Margin.
             -----------------

             (i) The Applicable Margin provided for in Section 5.1(a) with respect to the Revolving Credit Loans, Term A Loans and the Swingline Loans shall (A) for the period from the Closing Date to the first Adjustment Date following the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 6.2(e)(ii) and (B) thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the financial statements and the accompanying Officer's Compliance Certificate, as of the closing date of any Permitted Acquisition or as of the date issuance of any equity securities of any Borrower as follows:

                                                Applicable Margin Per Annum
          Level     Leverage Ratio              Base Rate +    LIBOR Rate +
          -----     --------------              ----------------------------

          I         Greater than or equal
                    to 4.00 to 1.00              1.75%          3.00%

          II        Less than 4.00 to 1.00
                    and greater than or
                    equal to 3.50 to 1.00        1.50%          2.75%

          III       Less than 3.50 to 1.00
                    and greater than or
                    equal to 3.00 to 1.00        1.25%          2.50%

          IV        Less than 3.00 to 1.00
                    and greater than or
                    equal to 2.50 to 1.00        1.00%          2.25%

          V         Less than 2.50 to 1.00       0.75%          2.00%

          (ii) The Applicable Margin with respect to the Term B Loans shall be 2.00% with respect to Base Rate Loans and 3.25% with respect to LIBOR Rate Loans.

          (iii) Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth (10th) Business Day (each an "Adjustment Date") after receipt by the Administrative Agent of quarterly financial statements for the Company and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Company and its Subsidiaries as of the most recent fiscal quarter end; provided that adjustments
                                                       --------
in the Applicable Margin also shall be made by the Administrative Agent (A) on the closing date of any Permitted Acquisition following receipt by the Administrative Agent of evidence of pro forma covenant compliance with each
                                    --- -----
covenant contained in Article X (as delivered pursuant to Section 11.4(e) hereof) and (B) on the date of issuance of any equity securities by any Borrower. Subject to Section 5.1(d), in the event the Company fails to deliver such financial statements and Officer's Compliance Certificate, evidence of covenant compliance or notice of issuance of equity securities, as applicable, within the time required by Sections 8.1, 8.2 and 11.4(e) hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the Adjustment Date following the delivery of such financial statements and Officer's Compliance Certificate, evidence of covenant compliance or notice of issuance of equity securities, as applicable.

     (d)  Default Rate.  Subject to Section 12.3, at the election of the
          ------------
Administrative Agent, upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and Quoted Swingline Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e)  Interest Payment and Computation.  Interest on each Base Rate Loan and
          --------------------------------
each Quoted Swingline Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 1999; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed; provided, that interest on Base Rate Loans shall be computed on the basis of a
--------
365/66-day year and assessed for the actual number of days elapsed.

     (f)  Maximum Rate.  In no contingency or event whatsoever shall the
          ------------
aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

     SECTION 5.2    Notice and Manner of Conversion or Continuation of Loans.
                    --------------------------------------------------------
Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $3,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Company, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m.
---------
(Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor,

(B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 5.3    Fees.
                    ----

     (a)  Commitment Fee.  Commencing on the Closing Date, the Borrowers shall
          --------------
pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the applicable rate (the "Commitment Fee Rate") set forth below on (i) the average daily unused portion of the Revolving Credit Commitment and (ii) on the Term A Loan Commitment (until the Term A Loans are fully drawn by the Borrowers); provided, that the amount of
                                                    --------
outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 1999, and on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance
                                                       --- ----
with the Lenders' respective Revolving Credit Commitment Percentages. The Commitment Fee Rate shall (i) for the period from the Closing Date to the first Adjustment Date following the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 6.2(e)(ii) and (ii) thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the financial statements and the accompanying Officer's Compliance Certificate, as of the closing date of any Permitted Acquisition or as of the date issuance of any equity securities of any Borrower as follows:


          Level     Leverage Ratio                Commitment Fee Rate
          -----     --------------                -------------------

          I         Greater than or equal
                    to 4.00 to 1.00                       0.500%

          II        Less than 4.00 to 1.00
                    and greater than or
                    equal to 3.50 to 1.00                 0.500%

          III       Less than 3.50 to 1.00
                    and greater than or
                    equal to 3.00 to 1.00                 0.500%

          IV        Less than 3.00 to 1.00
                    and greater than or
                    equal to 2.50 to 1.00                 0.375%

          V         Less than 2.50 to 1.00                0.375%

Adjustments, if any, in the Commitment Fee Rate shall be made by the Administrative Agent on the Adjustment Date; provided that adjustments in the
                                             --------
Commitment Fee Rate also shall be made by the Administrative Agent on (A) the closing date of any Permitted Acquisition following receipt by the Administrative Agent of evidence of pro forma covenant compliance with each covenant contained in Article X (as delivered pursuant to Section 11.4(e) hereof) and (B) on the date of issuance of any equity securities by any Borrower. Subject to Section 5.1(d), in the event the Company fails to deliver such financial statements and Officer's Compliance Certificate, evidence of covenant compliance or notice of issuance of equity securities, as applicable, within the time required by Sections 8.1, 8.2 and 11.4(e) hereof, the Commitment Fee Rate shall be the highest Commitment Fee Rate set forth above until the Adjustment Date following the delivery of such financial statements and Officer's Compliance Certificate, evidence of covenant compliance or notice of issuance of equity securities, as applicable.

     (b)  Utilization Fees.  Commencing with the calendar quarter beginning
          ----------------
October 1, 1999, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable utilization fee at a rate per annum equal to 0.125% on the average daily unutilized portion of the Revolving Credit Facility with respect to any calendar quarter for which the average utilization under the Revolving Credit Facility for such calendar quarter is less than thirty-three percent (33%) of the Revolving Credit Facility. The utilization fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing December 31, 1999, and on the Revolving Credit Maturity Date. Such utilization fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the
                                           --- ----
Lenders' respective Revolving Credit Commitment Percentages.

     (c)  Underwriting Fees.  The Borrowers shall pay to First Union, for its
          -----------------
account, on the Closing Date the underwriting fee as set forth in the Fee
Letter.

     (d)  Administrative Agent's and Other Fees.  The Borrowers agree to pay to
          -------------------------------------
the Administrative Agent, for its account, the annual administrative fee as set forth in the Fee Letter.

     SECTION 5.4    Manner of Payment.
                    -----------------

     (a) Each payment by the Borrowers on account of the principal of or interest on the Revolving Credit Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement with respect to the Revolving Credit Loans, the Swingline Loans, the Letters of Credit, any Revolving Credit Note or the Swingline Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata
                                                                      --- ----
in accordance with their respective Revolving Credit Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever, (b) each payment by the Borrowers on account of the principal of or interest on the Term A Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement with respect to the Term A Loans or any Term A Note shall be made in like manner, except for the account of the Lenders pro rata in
                                                              --- ----
accordance with their
respective Term A Loan Percentages, (c) each payment by the Borrowers on account of the principal of or interest on the Term B Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement with respect to the Term B Loans or any Term B Note shall be made in like manner, except for the account of the Lenders pro rata in accordance with their respective Term B Loan
                       --- ----
Percentages, (d) each payment by the Borrowers on account of any fee, commission or other amounts (including the Aggregator Reimbursement Obligation) payable to the Lenders under this Agreement with respect to the Aggregator Letters of Credit shall be made in like manner, except for the account of the Lenders pro
                                                                           ---
rata in accordance with their respective Aggregator L/C Percentages, and (e) any
----
other amounts payable to the Lenders under this Agreement shall be made in like manner, except for the account of the Lenders pro rata based on their respective share in the Obligation with respect to which such payment was received. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such
                     --- ----
Lender's Revolving Credit Commitment Percentage, Term A Loan Percentage, Term B Loan Percentage or Aggregator L/C Percentage, as applicable, (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be, and each payment to the Administrative Agent of the Aggregator Issuing Lender's fees or Aggregator L/C Participants' commissions shall be made in like manner, but for the account of the Aggregator Issuing Lender or the Aggregator L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent. Each payment to the Administrative Agent of with respect to the Swingline Note (including, without limitation, the Swingline Lender's fees or expenses) shall be made for the account of the Swingline Lender. Any amount payable to any Lender under Sections 5.8, 5.9, 5.10, 5.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to
Section 5.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 5.5    Crediting of Payments and Proceeds.  In the event that the
                    ----------------------------------
Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder and under the other Loan Documents, then to all indemnity obligations then due and payable by the Borrowers hereunder and under the Loan Documents, then to all of the Administrative Agent's, the Issuing Lender's and the Aggregator Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the

Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to the Aggregator Reimbursement Obligation and the cash collateral account described in Section 12.2(b) hereof to the extent of any Aggregator L/C Obligations then outstanding, then to accrued and unpaid interest on the Revolving Credit Notes, the Term A Notes, the Term B Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder) (pro rata in accordance
                                                       --- ----
with all such amounts due), then to the principal amount of the Revolving Credit Notes, the Term A Notes, the Term B Notes and the Reimbursement Obligation, then to the cash collateral account described in Section 12.2(b) hereof to the extent of any L/C Obligations then outstanding, and then to the ratable payment of any other outstanding Obligations, in that order.

     SECTION 5.6    Adjustments.  If any Lender (a "Benefited Lender") shall at
                    -----------
any time receive any payment of all or part of the Obligations owing thereto, or if any Lender shall at any time receive any collateral in respect to the Obligations owing thereto (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than the pro rata distribution to the extent
                                             --- ----
required by Section 5.4, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit or other Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion
                                           --------
of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit or other Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 5.7    Nature of Obligations of Lenders Regarding Extensions of
                    --------------------------------------------------------
Credit; Assumption by the Administrative Agent.  The obligations of the Lenders
----------------------------------------------
under this Agreement to make the Loans and issue or participate in Letters of Credit and Aggregator Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b) and 4.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate
                                  -----
during such period as determined by the Administrative Agent, times (c) a
                                                              -----
fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 5.7 shall be conclusive, absent manifest error. If such Lender's ratable portion of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its ratable portion of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its ratable portion of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Loan available on the borrowing date.

     SECTION 5.8    Changed Circumstances.
                    ---------------------

     (a)  Circumstances Affecting LIBOR Rate Availability.  If with respect to
          -----------------------------------------------
any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Dow Jones Market Screen Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b)  Laws Affecting LIBOR Rate Availability. If, after the date hereof, the
          --------------------------------------
introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of its Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR

Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c)  Increased Costs.  If, after the date hereof, the introduction of, or
          ---------------
any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit, Aggregator Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit, Aggregator Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or Aggregator Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Aggregator Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 5.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to
--------
the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its ratable portion of the LIBOR Rate Loans in the London interbank or domestic certificate of deposit market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the

Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 5.9    Indemnity.  The Borrowers hereby indemnify each of the
                    ---------
Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Revolving Credit/Swingline Borrowing, Notice of Term Loan Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its ratable portion of the LIBOR Rate Loans in the London interbank or domestic certificate of deposit market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 5.10   Capital Requirements.  If either (a) the introduction of, or
                    --------------------
any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments, the Aggregator L/C Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 5.11   Taxes.
                    -----

     (a)  Payments Free and Clear.  Any and all payments by the Borrowers
          -----------------------
hereunder or under the Notes, the Letters of Credit or the Aggregator Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such

Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Letter of Credit or any Aggregator Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 5.11(d).

     (b)  Stamp and Other Taxes.  In addition, the Borrowers shall pay any
          ---------------------
present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the Aggregator Letters of Credit or the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

     (c)  Indemnity.  The Borrowers shall indemnify each Lender and the
          ---------
Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d)  Evidence of Payment.  Within thirty (30) days after the date of any
          -------------------
payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e)  Delivery of Tax Forms.  Each Lender organized under the laws of a
          ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f)  Survival.  Without prejudice to the survival of any other agreement of
          --------
the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 5.11 shall survive the payment in full of the Obligations and the termination of the Commitments and the Aggregator L/C Commitment.

     SECTION 5.12   Use of Proceeds. The Borrowers shall use the proceeds of the
                    ---------------
Extensions of Credit (a) to refinance the obligations under the Initial Credit Agreement as set forth herein, (b) to finance Permitted Acquisitions and (c) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

     SECTION 5.13   Security.
                    --------

     (a)  Collateral.  The Obligations of the Borrowers shall be secured by the
          ----------
Collateral described in the Security Documents.

     (b)  Reaffirmation of Security.  Each Borrower hereby (i) reaffirms all of
          -------------------------
its respective covenants, representations, warranties and other obligations set forth in each Security Document executed prior to the Closing Date in connection with the Initial Credit Agreement (including, without limitation, the Pledge Agreement and the Security Agreement) and (ii) acknowledges, represents and agrees that such covenants, representations, warranties and other obligations remain in full force and effect and secure the Obligations hereunder.

     (c)  Amendments to Security Documents.
          --------------------------------

          (i)  Security Agreement.  (A) The parenthetical "as amended, restated,
               ------------------
supplemented or otherwise modified" in the parenthetical in the first paragraph of the Statement of Purpose in the Security Agreement shall be deleted and "as amended and restated by that certain Amended and Restated Credit Agreement dated as of June 23, 1999, and as further amended, restated, supplemented or otherwise modified" shall be inserted in lieu thereof, (B) the phrase "(and as supplemented from time to time)" shall be inserted in the definition of "Perfection Certificate" in Section 1 of the Security Agreement after the phrase "dated as of even date herewith", (C) the reference to "Section 2.2(a) of the Credit Agreement" in the definition of "Collateral" in Section 1 of the Security Agreement shall be deleted and "Section 2(a) of this Agreement" shall be inserted in lieu thereof, (D) each reference to "$5,000,000" in Section 4(a)(vi) of the Security Agreement shall be deleted and "$2,500,000" shall be inserted in lieu thereof, (E) each reference to "one hundred eighty (180) days" in Section 4(a)(vi) of the Security Agreement shall be deleted and "one hundred twenty (120) days" shall be inserted in lieu thereof, (F) the reference to "Section 2.6(b)(ii) of the Credit Agreement" in Section 4(a)(vi) of the Security Agreement shall be deleted and "Sections 4.4(b)(ii) and 4.4(b)(v) of the Credit Agreement" shall be inserted in lieu thereof, (G) the reference to "Section 8.11 of the Credit Agreement" in Section 5(a) of the Security Agreement shall be deleted and "Section 9.11 of the Credit Agreement" shall be inserted in lieu thereof, (H) the reference to "Section 4.5 of the Credit Agreement" in Section 10 of the Security Agreement shall be deleted and "Section 5.5 of the Credit Agreement" shall be inserted in lieu thereof, (I) the reference to "Section 13.1 of the Credit Agreement" in Section 14 of the Security Agreement shall be deleted and "Section 14.1 of the Credit Agreement" shall be inserted in lieu thereof, (J) the reference to "Section 13.11 of the Credit Agreement" in Section 17 of the Security Agreement shall be deleted and "Section 14.11 of the Credit Agreement" shall be inserted in lieu thereof, and (K) the reference to "Section
13.1 of the Credit Agreement" in Section 20 of the Security Agreement shall be deleted and "Section 14.1 of the Credit Agreement" shall be inserted in lieu thereof.

          (ii) Pledge Agreement.  (A) The parenthetical "as amended, restated,
               ----------------
supplemented or otherwise modified" in the parenthetical in the first paragraph of the Statement of Purpose in the Pledge Agreement shall be deleted and "as amended and restated by that certain Amended and Restated Credit Agreement dated as of June 23, 1999, and as further amended, restated, supplemented or otherwise modified" shall be inserted in lieu thereof, (B) the phrase "(and as supplemented from time to time)" shall be inserted in the definition of "Perfection Certificate" in Section 1 of the Pledge Agreement after the phrase "dated as of even date herewith", (C) the reference to "Section 8.12 of the Credit Agreement" in Section 6(g) of the Pledge Agreement shall be deleted and "Section 9.12 of the Credit Agreement" shall be inserted in lieu thereof, (D) the reference to "Section 4.5 of the Credit Agreement" in Sections 8(a), 9 and 15 of the Pledge Agreement shall be deleted and "Section 5.5 of the Credit Agreement" shall be inserted in lieu thereof, (E) the reference to "Section
13.11 of the Credit Agreement" in Section 20 of the Pledge Agreement shall be deleted and "Section 14.11 of the Credit Agreement" shall be inserted in lieu thereof, and (F) the reference to "Section 13.1 of the Credit Agreement" in Sections 23 and 26 of the Pledge Agreement shall be deleted and "Section 14.1 of the Credit Agreement" shall be inserted in lieu thereof.

                                  ARTICLE VI

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
                 --------------------------------------------

     SECTION 6.1    Closing. The closing shall take place at the offices of
                    -------
Kennedy, Covington, Lobdell & Hickman, L.L.P. at 10:00 a.m. on June 23, 1999 or on such other date as the parties hereto shall mutually agree.

     SECTION 6.2    Conditions to Closing and Initial Extensions of Credit.  The
                    ------------------------------------------------------
obligation of the Lenders to close this Agreement and to make the initial Loan, issue the initial Letter of Credit or issue the initial Aggregator Letter of Credit is subject to the satisfaction of each of the following conditions:

     (a)  Executed Loan Documents.  The following Loan Documents in form and
          -----------------------
substance reasonably satisfactory to the Administrative Agent and each Lender:

          (i)    this Agreement;

          (ii)   the Revolving Credit Notes;

          (iii)  the Term A Notes;

          (iv)   the Term B Notes;

          (v)    the Swingline Note; and

          (vi)   the Lewan Joinder Agreement;

shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent (including, without limitation, an affidavit that such documents have been executed and delivered outside of the State of Florida).

     (b)  Closing Certificates; etc.
          -------------------------

          (i)    Officer's Certificate of the Borrowers.  The Administrative
                 --------------------------------------
Agent shall have received a certificate from a Responsible Officer of the Company, on behalf of each Borrower and in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

          (ii)   Certificate of Secretary of each Borrower.  The Administrative
                 -----------------------------------------
Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a (A) true and complete copy of the articles of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) a true and complete copy of the bylaws of such Borrower as in effect on the date of such certifications, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) a true and complete copy of each certificate required to be delivered pursuant to Section 6.2(b)(iii); provided
                                                                      --------
that with respect to items (A) and (B) noted herein such Borrower shall not be required to deliver the documents noted therein if such Borrower certifies that the articles of incorporation of such Borrower and all amendments thereto and the bylaws of such Borrower and all amendments thereto which were delivered to the Administrative Agent in connection with the Initial Credit Agreement have not been repealed, revoked, rescinded or further amended in any respect and that each remains in full force and effect as of the Closing Date.

          (iii)  Certificates of Good Standing.  The Administrative Agent shall
                 -----------------------------
have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and the laws of the jurisdiction where its principal place of business is located.

          (iv)   Opinions of Counsel.  The Administrative Agent shall have
                 -------------------
received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request.

          (v)    Tax Forms. The Administrative Agent shall have received copies
                 ---------
of the United States Internal Revenue Service forms required by Section 5.11(e) hereof.

     (c)  Collateral.
          ----------

          (i)    Filings and Recordings.  All filings and recordations that are
                 ----------------------
necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been forwarded for filing in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

          (ii)   Pledged Collateral.  The Administrative Agent shall have
                 ------------------
received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Pledge Agreement, together with an undated stock or other power for each such certificate duly executed in blank by the registered owner thereof, and, as applicable, executed acknowledgements and consents, authorizations statements and transactions statements and (B) each original promissory note pledged pursuant to the Security Agreement, together with an undated transfer instruments executed in blank by the registered owner thereof.

          (iii)  Lien Search.  The Administrative Agent shall have received the
                 -----------
results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Borrowers and any of their Subsidiaries under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

          (iv)   Hazard and Liability Insurance.  The Administrative Agent shall
                 ------------------------------
have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer of the Company) of insurance policies in the form required under Section 9.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

     (d)  Consents; Defaults.
          ------------------

          (i)    Governmental and Third Party Approvals.  The Borrowers shall
                 --------------------------------------
have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

          (ii)   Permits and Licenses.  All permits and licenses, including
                 --------------------
permits and licenses under Applicable Laws, the absence of which would have a Material Adverse Effect on the current conduct of business of the Borrowers and their Subsidiaries, shall have been obtained.

          (iii)  No Injunction, Etc.  No action, proceeding, investigation,
                 ------------------
regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

          (iv)   No Material Adverse Change.  There shall not have occurred any
                 --------------------------
material adverse change in the condition (financial or otherwise), operations, properties, business or prospects of the Borrowers and their Subsidiaries or any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

          (v)    No Event of Default.  No Default or Event of Default shall have
                 -------------------
occurred and be continuing.

     (e)  Financial Matters.
          -----------------

          (i)    Financial Statements.  The Administrative Agent shall have
                 --------------------
received the unaudited Consolidated financial statements of the Company and its Subsidiaries as of December 31, 1998, in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP.

          (ii)   Financial Condition Certificate.  The Company, on behalf of the
                 -------------------------------
Borrowers, shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of the Company, that (A) each Borrower and each of its Subsidiaries are each Solvent, (B) the payables of each Borrower are current and not past due in the ordinary course of business, (C) attached thereto are calculations evidencing compliance on a pro forma basis with the
                                                    ---------
covenants contained in Article X hereof, (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Company and senior management thereof as to the projected results contained therein, (E) attached thereto is a calculation of the Applicable Margin and the Commitment Fee Rate pursuant to Sections 5.1(c) and 5.3(a) and (F) attached thereto is a calculation setting forth the Pro Forma EBITDA of each Subsidiary of the Company for the purpose of determining which Subsidiaries of the Company shall be a Borrower on the Closing Date.

          (iii)  Payment at Closing; Fee Letter.  The Borrowers shall have paid
                 ------------------------------
to the Administrative Agent and the Lenders the fees set forth or referenced in
Section 5.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the Fee Letter.

     (f)  Miscellaneous.
          -------------

          (i)    Notices of Borrowing.  The Administrative Agent shall have
                 --------------------
received a Notice of Revolving Credit/Swingline Borrowing from the Company, on behalf of the Borrowers, in accordance with Section 2.3(a) and a Notice of Term Loan Borrowing from the Company, on behalf of the Borrowers, in accordance with
Section 4.2, and a Notice of Account Designation from the Company, on behalf of the Borrowers, specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

          (ii)   Proceedings and Documents. All opinions, certificates and other
                 -------------------------
instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other instruments and other evidence as the Administrative Agent may reasonably request, in form and substance satisfactory to the

Administrative Agent, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (iii)  Due Diligence and Other Documents.  The Borrowers shall have
                 ---------------------------------
delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, including, without limitation, copies of each document evidencing or governing the Subordinated Debt to the extent requested thereby, certified by Responsible Officer of the Company as a true and correct copy thereof.

     (g)  Refinancing of the Initial Loans.  On the Closing Date, (i) all loans
          --------------------------------
under the Initial Credit Agreement (the "Initial Loans") made by any Initial Lender who is not a Lender hereunder shall be repaid in full and the commitments and other obligations and rights (except as expressly set forth in the Initial Credit Agreement) of such Initial Lender shall be terminated, (ii) all outstanding Initial Loans shall be deemed Revolving Credit Loans hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Revolving Credit Loans, together with any Revolving Credit Loans funded on the Closing Date, reflect the Revolving Credit Commitments of the Lenders hereunder, (iii) there shall have been paid in cash in full all accrued but unpaid interest due on the Initial Loans to the Closing Date, (iv) there shall have been paid in cash in full all accrued but unpaid fees under the Initial Credit Agreement due to the Closing Date and all other amounts, costs and expenses then owing to any of the Initial Lenders and/or First Union, as administrative agent under the Initial Credit Agreement, and (v) all outstanding promissory notes issued by the Borrowers to the Initial Lenders under the Initial Credit Agreement shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Administrative Agent who shall forward such notes to the Company, on behalf of the Borrowers.

     (h)  Lewan Acquisition Documents. The Borrowers shall have delivered to the
          ---------------------------
Administrative Agent such documents, certificates and opinions as the Administrative Agent reasonably requests to be delivered on the Closing Date in connection with the Lewan Acquisition, including, without limitation, each document, certificate and opinion required to be delivered on the Closing Date hereunder and under the Lewan Joinder Agreement.

     SECTION 6.3    Conditions to All Loans, Letters of Credit and Aggregator
                    ---------------------------------------------------------
Letters of Credit.  The obligations of the Lenders to make any Loan or convert
-----------------
or continue any Loan, the Issuing Lender to issue or extend any Letter of Credit or the Aggregator Issuing Lender to issue or extend any Aggregator Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion, continuation or issue date, as applicable:

     (a)  Continuation of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties contained in Article VII shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

     (b)  No Existing Default.  No Default or Event of Default shall have
          -------------------
occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or Aggregator Letter of Credit, as applicable, or after giving effect to the issuance of such Letters of Credit or Aggregator Letters of Credit, as applicable, on such date.

     (c)  Officer's Compliance Certificate; Additional Documents.  The
          ------------------------------------------------------
Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

     (d)  Loans In Connection With Permitted Acquisitions.  The Borrowers shall
          -----------------------------------------------
comply with the following requirements in connection with any Loan made to a Borrower to finance a Permitted Acquisition: (i) such Loan shall be a Revolving Credit Loan or Term A Loan (if within the permitted time period provided in
Section 4.1(a)) made on the closing date of such Permitted Acquisition and (ii) the Borrowers shall have complied with each applicable term and condition contained in Sections 6.3, 9.12, 9.13, 9.14 and 11.4 in connection with such Permitted Acquisition; provided that the Administrative Agent, the Lenders and
                       --------
the Borrowers agree that any such Loan may be made to the applicable Borrower no earlier than three (3) Business Days prior to the closing date of such Permitted Acquisition if (i) the proceeds of such Loan are deposited into a deposit account of the applicable Borrower (or the proceeds of such Loan are advanced to a Wholly-Owned Subsidiary of a Borrower created solely for the purpose of consummating such Permitted Acquisition and deposited into a deposit account of such Wholly-Owned Subsidiary) which is maintained with a financial institution reasonably acceptable to the Administrative Agent and (ii) such financial institution shall have entered into an escrow arrangement, in form and substance satisfactory to the Administrative Agent, pursuant to which such financial institution shall retain control of the proceeds of such Loan until (A) all conditions in the applicable acquisition documents necessary for the Permitted Acquisition to close have been satisfied to the reasonable satisfaction of the Administrative Agent and (B) the Borrowers shall have complied with each applicable term and condition contained in Sections 6.3, 9.12, 9.13, 9.14 and
11.4 in connection with such Permitted Acquisition; provided further that the
                                                    -------- -------
Borrowers agree (and such financial institution shall agree pursuant to such escrow agreement) that the proceeds of the Loan deposited in such deposit account shall be immediately applied to repay such Loan if the conditions
(ii)(A) and (ii)(B) have not been satisfied within such three (3) Business Day period.

     SECTION 6.4    Post-Closing Covenants.
                    ----------------------

     (a)  Real Property Security Documents.  Within sixty (60) days of the
          --------------------------------
Closing Date, the Borrowers shall obtain landlord or lessor consents to the Liens in favor of Administrative Agent and the Lenders granted pursuant to the Security Documents, in form and substance satisfactory to the Administrative Agent, with respect to any real property leased by any Borrower on which real property is located Inventory with a value in excess of $1,000,000 (the locations of such real property to be set forth on Schedule 6.4(a) attached
                                                   ---------------
hereto). In addition, the Borrowers shall take all actions reasonably requested by the Administrative Agent or the Required Lenders to obtain such landlord or lessor consents and any other documents or certificates reasonably requested by the Administrative Agent in connection therewith and, if requested thereby, duly recording each document related thereto in such manner and in such places as are required by the law to perfect and preserve the Liens in favor of the Administrative Agent and the Lenders granted pursuant to the Security Documents.

     (b)  Vendor Provided Financing.
          -------------------------

          (i)    Closing Date Vendor-Provided Financing. Within thirty (30) days
                 --------------------------------------
of the Closing Date, with respect to the Closing Date Vendor-Provided Financing,
(A) an Aggregator Letter of Credit shall have been issued to secure such Closing Date Vendor-Provided Financing and (B) the Borrowers shall have delivered to the Administrative Agent UCC termination statements and other applicable release documents, in form and substance satisfactory to the Administrative Agent, with respect to all Liens securing the Closing Date Vendor-Provided Financing.

          (ii)   Post-Closing Vendor-Provided Financing. Within ninety (90) days
                 --------------------------------------
of the Closing Date, with respect to each Post-Closing Vendor-Provided Financing, (A) (1) an Aggregator Letter of Credit shall have been issued to secure such Post-Closing Vendor-Provided Financing and (2) the Borrowers shall have delivered to the Administrative Agent UCC termination statements and other applicable release documents, in form and substance satisfactory thereto, with respect to all Liens securing such Post-Closing Vendor-Provided Financing, (B) the Borrowers shall have delivered to the Administrative Agent an intercreditor agreement, in form and substance satisfactory to the Administrative Agent, with each applicable financial institution which has provided such Post-Closing Vendor-Provided Financing or (C) the Borrowers shall have delivered to the Administrative Agent a modification to the security documents of each applicable financial institution which has provided such Post-Closing Vendor-Provided Financing, which modification shall limit the collateral security for such Post-Closing Vendor-Provided Financing to the property and related receivables financed thereby and which modification shall be in form and substance satisfactory to the Administrative Agent.

     (c)  The Lewan Acquisition.
          ---------------------

          (i) Pursuant to Section 11.4(e)(C) hereof, the Lenders hereby consent to the acquisition (the "Lewan Acquisition") by the Company and Lewan Acquisition, Inc. (the "Acquiror") of Lewan & Associates, Inc. (the "Acquiree") pursuant to the Merger Agreement by and among the Company, the Acquiror, the Acquiree and certain shareholders of the Acquiree (the "Lewan Merger Agreement"); provided that the Lewan Acquisition shall be consummated in
             --------
accordance in all material respects with the terms and conditions of the draft of the Lewan Merger Agreement delivered to the Administrative Agent and the Lenders prior to the Closing Date.

          (ii) No later than June 25, 1999, the Company, the Acquiror and the Acquiree shall deliver to the Administrative Agent evidence, in form and substance satisfactory to the Administrative Agent, that (A) the Lewan Acquisition has been consummated in accordance in all material respects with the terms and conditions of the draft of the Lewan Merger Agreement delivered to the Administrative Agent and the Lenders prior to the Closing Date and (B) the articles of merger to be filed in connection therewith have been filed in the appropriate jurisdiction.

     (d)  Opinion Regarding Security Interests.  No later than July 2, 1999, the
          ------------------------------------
Administrative Agent shall have received a favorable opinion of counsel from Hogan & Hartson, counsel to the Borrowers, addressed to the Administrative Agent and the Lenders, updating the prior opinions of counsel delivered thereby in connection with the Initial Credit Agreement and certain Permitted Acquisitions thereunder and with respect to the security interest of the Administrative Agent and the Lenders in the Collateral.


                                  ARTICLE VII

                REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

     SECTION 7.1    Representations and Warranties. To induce the Administrative
                    ------------------------------
Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Loans or issue or participate in the Letters of Credit or the Aggregator Letters of Credit, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

     (a)  Organization; Power; Qualification.  Each Borrower and each Subsidiary
          ----------------------------------
thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified and authorized would not be reasonably expected to have a Material Adverse Effect. The jurisdictions in which each Borrower and each Subsidiary thereof is organized and qualified to do business as of the Closing Date are described on Schedule 7.1(a).
                                        ---------------

     (b)  Ownership.  Each Subsidiary and each Material Subsidiary of each
          ---------
Borrower as of the Closing Date is listed on Schedule 7.1(b).   As of the
                                             ---------------
Closing Date, the capitalization of each Borrower and each Subsidiary thereof consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.1(b).
                                                            ---------------
All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of each Subsidiary of each Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 7.1(b). As of the Closing Date, there are no outstanding
             ---------------
stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower or any Subsidiary thereof, except as described on Schedule
                                                                        --------
7.1(b).
------

     (c)  Authorization of Agreement, Loan Documents and Borrowing. Each
          --------------------------------------------------------
Borrower and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each Subsidiary thereof party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower and each Subsidiary thereof party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d)  Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.
          --------------------------------------------------------------------
The execution, delivery and performance by each Borrower and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any Subsidiary thereof or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

     (e)  Compliance with Law; Governmental Approvals.  Each Borrower and each
          -------------------------------------------
Subsidiary thereof (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to be in compliance with any such Governmental Approval or Applicable Law would not be reasonably expected to have a Material Adverse Effect.

     (f)  Tax Returns and Payments.  Each Borrower and each Subsidiary thereof
          ------------------------
has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. Except as set forth on Schedule
                                                                      --------
7.1(u), no Governmental Authority has asserted any Lien or other claim against
------
any Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower and each Subsidiary thereof in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of each such Borrower and each such Subsidiary thereof are in the judgment of each such Borrower adequate, and each such Borrower does not anticipate any additional taxes or assessments for any of such years.

     (g)  Intellectual Property Matters.  Each Borrower and each Subsidiary
          -----------------------------
thereof owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are material and required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to each Borrower's knowledge, no Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h)  Environmental Matters.
          ---------------------

          (i) The properties of each Borrower and each Subsidiary thereof do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

          (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

          (iii) No Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does any Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

          (iv) Hazardous Materials have not been transported or disposed of to or from the properties of any Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

          (vi) There has been no release, or to the best of the knowledge of any Borrower, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     (i)  ERISA.
          -----

          (i) As of the Closing Date, no Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 7.1(i);
                                     ---------------

          (ii) Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) No Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

     (j)  Margin Stock.  No Borrower nor any Subsidiary thereof is engaged
          ------------
principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans, Letters of Credit or Aggregator Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

     (k)  Government Regulation.  No Borrower nor any Subsidiary thereof is an
          ---------------------
"investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l)  Material Contracts. Schedule 7.1(l) sets forth a complete and accurate
          ------------------  --------------
list of all Material Contracts of each Borrower and each Subsidiary thereof in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 7.1(l), each such Material Contract is, and after
                     ---------------
giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Each Borrower and each Subsidiary thereof has delivered to the Administrative Agent a true and complete copy of each Material Contract which is required to be listed on Schedule 7.1(l) or any other Schedule hereto and which
                         --------------
has been requested by the Administrative Agent.

     (m)  Employee Relations. Each Borrower and each Subsidiary thereof has a
          ------------------
stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.1(m). No
                                                       ---------------
Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

     (n)  Burdensome Provisions.  No Borrower nor any Subsidiary thereof is a
          ---------------------
party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. No Borrower nor any Subsidiary thereof presently anticipates that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (o)  Financial Statements.  The Consolidated unaudited balance sheet of the
          --------------------
Company and its Subsidiaries as of December 31, 1998 and the related unaudited statements of income and retained earnings and cash flows for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Company and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Company and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (p) No Material Adverse Change.  Since December 31, 1998, there has been no
         --------------------------
material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (q) Solvency.  As of the Closing Date and after giving effect to each
         --------
Extension of Credit made hereunder, each Borrower and each Subsidiary thereof will be Solvent.

     (r) Titles to Properties.  Each Borrower and each Subsidiary thereof has
         --------------------
such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Company and its Subsidiaries delivered pursuant to
Section 7.1(o), except those which have been disposed of by any Borrower or any Subsidiary thereof subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. All of the real property owned or leased by any Borrower is described on Schedule
                                                                     --------
7.1(r) hereto.
------

     (s) Liens.  None of the properties and assets of any Borrower or any
         -----
Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 11.3. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor, and which has not been terminated, has been filed in any state or other jurisdiction and no Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 11.3 hereof.

     (t) Debt and Guaranty Obligations.  Schedule 7.1(t) is a complete and
         -----------------------------   ---------------
correct listing of all Debt and Guaranty Obligations of each Borrower and each Subsidiary thereof as of the Closing Date in excess of $1,000,000. Each Borrower and each Subsidiary thereof has performed and is in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any Subsidiary thereof exists with respect to any such Debt or Guaranty Obligation.

     (u) Litigation.  Except as set forth on Schedule 7.1(u), as of the Closing
         ----------                          ---------------
Date there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     (v) Absence of Defaults.  No event has occurred or is continuing which
         -------------------
constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound or which would require any Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     (w) Senior Debt Status.  The Obligations of the Borrowers and their
         ------------------
Subsidiaries under this Agreement, the Notes and each other Loan Document to which each such Person is a party (i) do rank and will rank at least senior in priority of payment to all Subordinated Debt and all senior unsecured Debt of each such Person and (ii) is hereby designated as "Senior Indebtedness" or "Designated Senior Indebtedness", as applicable, under all instruments and documents, now or in the future, relating to all Subordinated Debt and all senior unsecured Debt of each such Person.

     (x) No Hostile Acquisitions.   No part of the proceeds of the Loans, the
         -----------------------
Letters of Credit or the Aggregator Letters of Credit will be used to finance any Permitted Acquisition unless the board of directors (or other governing body) or the shareholders of the Person to be acquired and/or seller, as applicable, shall have previously approved such transaction.

     (y) Year 2000 Compliance.  The Borrowers and their Subsidiaries have no
         --------------------
reason to believe that the material computer applications used by the Borrowers and their Subsidiaries (and the computer applications of their suppliers, vendors and customers that are material to their business and operations) shall not be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

     (z) Accuracy and Completeness of Information.  All written information,
         ----------------------------------------
reports and other papers and data produced by or on behalf of each Borrower and each Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter (other than the business plans and projections delivered on the Closing Date or pursuant to Section 8.1(c), which business plans and projections shall represent the good faith opinions of the Company and senior management thereof as to the projected results contained therein). No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or any Subsidiary thereof or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as any

Borrower can now foresee, which could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.2    Survival of Representations and Warranties, Etc. All
                    -----------------------------------------------
representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                 ARTICLE VIII

                       FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been paid and satisfied in full and the Commitments and the Aggregator L/C Commitment terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's office at the address set forth in Section 14.1 and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or
                                                          ---------------
such other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 8.1    Financial Statements and Projections.
                    ------------------------------------

     (a)  Quarterly Financial Statements.  As soon as practicable and in any
          ------------------------------
event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto and a report containing management's discussion and analysis of such financial statements, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Company to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments; provided that the
                                                    --------
requirements of this subsection (a) may be satisfied by the delivery of the applicable quarterly report on Form 10-Q containing the foregoing.

     (b)  Annual Financial Statements.  As soon as practicable and in any event
          ---------------------------
within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the

Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto and a report containing management's discussion and analysis of such financial statements, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its Subsidiaries or with respect to accounting principles followed by the Company or any of its Subsidiaries not in accordance with GAAP; provided that the requirements of this
                                          --------
subsection (b) may be satisfied by the delivery of the applicable annual report on Form 10-K containing the foregoing.

     (c)  Annual Business Plan and Financial Projections. As soon as practicable
          ----------------------------------------------
and in any event within sixty (60) days after the end of each Fiscal Year, a business plan of the Company and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Company to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Company and its Subsidiaries for such four (4) fiscal quarter period.

     SECTION 8.2    Officer's Compliance Certificate. At each time financial
                    --------------------------------
statements are delivered pursuant to Sections 8.1(a) or (b) and at such other times as the Administrative Agent shall reasonably request (including, without limitation, in connection with any Permitted Acquisition pursuant to Section 11.4), a certificate of the chief financial officer or the treasurer of the Company, on behalf of the Borrowers, in the form of Exhibit F attached hereto
                                                    ---------
(an "Officer's Compliance Certificate")

     SECTION 8.3    Accountants' Certificate. At each time financial statements
                    ------------------------
are delivered pursuant to Section 8.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

     (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

     (b) including the calculations prepared by the Company and reviewed by such accountants required to establish whether or not the Company and its Subsidiaries are in compliance with the financial covenants set forth in Article X hereof as at the end of each respective period.

     SECTION 8.4    Other Reports.
                    -------------

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

     (b) Such other information regarding the operations, business affairs and financial condition of each Borrower and each Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

     SECTION 8.5    Notice of Litigation and Other Matters. Prompt (but in no
                    --------------------------------------
event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

     (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof;

     (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against any Borrower or any Subsidiary thereof;

     (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound;

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
Section 4041(c) of ERISA; and

     (g) any event which makes any of the representations set forth in Section
7.1 inaccurate in any respect.

     SECTION 8.6    Accuracy of Information. All written information, reports,
                    -----------------------
statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall comply with Section 7.1(z).

                                  ARTICLE IX

                             AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments and the Aggregator L/C Commitment terminated, unless consent has been obtained in the manner provided for in Section 14.11, each Borrower will, and will cause each of its Subsidiaries to:

     SECTION 9.1    Preservation of Corporate Existence and Related Matters.
                    -------------------------------------------------------
Except as permitted by Section 11.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     SECTION 9.2    Maintenance of Property. Protect and preserve all properties
                    -----------------------
useful in and material to its business, including copyrights, patents, trade names, trademarks and service marks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 9.3    Insurance. Maintain insurance with financially sound and
                    ---------
reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 9.4    Accounting Methods and Financial Records. Maintain a system
                    ----------------------------------------
of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 9.5    Payment and Performance of Obligations. Pay and perform all
                    --------------------------------------
Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Borrower or such Subsidiary thereof may contest
           --------
any item described in clauses (a) or (b) of this Section 9.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 9.6    Compliance With Laws and Approvals. Observe and remain in
                    ----------------------------------
compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

     SECTION 9.7    Environmental Laws. In addition to and without limiting the
                    ------------------
generality of Section 9.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, Administrative Agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 9.8    Compliance with ERISA. In addition to and without limiting
                    ---------------------
the generality of Section 9.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 9.9    Compliance With Agreements. Comply in all respects with each
                    --------------------------
term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that such Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 9.10   Conduct of Business. Engage only in businesses in
                    -------------------
substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     SECTION 9.11   Visits and Inspections. Permit representatives of the
                    ----------------------
Administrative Agent or any Lender, from time to time upon notice to the Company and during normal business hours (other than upon or during the continuance of a Default or an Event of Default), to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 9.12   Additional Borrowers and Collateral.  Upon the creation or
                    -----------------------------------
the acquisition of any Material Subsidiary of any Borrower in connection with any Permitted Acquisition pursuant to Section 11.4(e) and, with respect to any Subsidiary of any Borrower becoming a Material Subsidiary as evidenced by the information set forth in the Officer's Compliance Certificate delivered pursuant to Section 8.2, on or before such delivery date, cause to be delivered to the Administrative Agent, (i) a Joinder Agreement duly executed by the Company, such Material Subsidiary and the parent of such Material Subsidiary pursuant to which
(A) such Material Subsidiary shall become a Borrower hereunder, (B) such Material Subsidiary shall become a Grantor under the Security Agreement and (C) such Material Subsidiary shall become an Issuer or Partnership/LLC under the Pledge Agreement, (ii) replacement Notes duly executed by such Material Subsidiary and each other Borrower then party hereto, (iii) such closing documents and closing certificates consistent with Section 6.2 hereof as may reasonably be requested by the Administrative Agent, and (iv) such other documents reasonably requested by the Administrative Agent in order that such Material Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Credit Agreement, the Security Agreement, the Pledge Agreement and any other Loan Document applicable to such Material Subsidiary. To the extent that the prior written consent of the Required Lenders is not required to be delivered pursuant to Section 11.4(e) in connection with the acquisition of any Material Subsidiary, the Borrowers shall also deliver to the Administrative Agent, within thirty (30) Business Days of the acquisition of such Material Subsidiary, favorable legal opinions of counsel to the Company addressed to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent with respect to the Joinder Agreement and the Collateral relating thereto. To the extent that the prior written consent of the Required Lenders is required to be delivered pursuant to Section 11.4(e) in connection with the acquisition of any Material Subsidiary, such legal opinions of counsel to the Company shall be delivered within twenty (20) Business Days of the acquisition of such Material Subsidiary.

     SECTION 9.13   Additional Real Property Collateral. Promptly at the request
                    -----------------------------------
of the Administrative Agent or the Required Lenders, grant to the Administrative Agent for the ratable benefit of itself and the Lenders a security interest in any real property owned or leased by any Borrower or any Subsidiary thereof and/or assign to the Administrative Agent for the ratable benefit of itself and the Lenders all rights of any Borrower or any Subsidiary thereof under any real property owned or leased by any Borrower or any Subsidiary thereof pursuant to documentation reasonably satisfactory to the Administrative Agent and the Required Lenders, and take all actions reasonably requested by the Administrative Agent or the Required Lenders in connection with consummating such assignments and the granting of such security interests including, without limitation, the obtaining of landlord or lessor consents, mortgagee title insurance policies, title surveys and real estate appraisals satisfying the requirements of all Applicable Laws, duly recording each document related thereto in such manner and in such places as are required by the law to perfect and preserve the Liens in favor of the Administrative Agent and the Lenders granted pursuant to such documents.

     SECTION 9.14   Vendor-Provided Financing. Within sixty (60) days of the
                    -------------------------
creation, incurrence or assumption of any Vendor-Provided Financing or any other trade payable which is secured by a Lien which covers assets of any applicable Borrower or any Subsidiary thereof other than or in addition to the property and related receivables financed by such financing or trade payable, in each case which Lien is not permitted by clause (x) of Section 11.3(h)(iv), (i) (A) an Aggregator Letter of Credit shall be issued to secure such financing or trade payable and (B) the applicable Borrower or Subsidiary thereof shall deliver to the Administrative Agent UCC termination statements and other applicable release documents, in form and substance satisfactory to the Administrative Agent, with respect to all Liens securing such financing or trade payable, (ii) the applicable Borrower or Subsidiary thereof shall deliver to the Administrative Agent an intercreditor agreement, in form and substance satisfactory to the Administrative Agent, with each applicable financial institution which has provided such financing or trade payable or (iii) the applicable Borrower or Subsidiary thereof shall deliver to the Administrative Agent a modification to the security documents of each applicable financial institution which has provided such financing or trade payable, which modification shall limit the collateral security for such financing or trade payable to the property and related receivables financed thereby and which modification shall be in form and substance satisfactory to the Administrative Agent.

     SECTION 9.15   Year 2000 Compatibility. Take all actions reasonably
                    -----------------------
necessary to assure that each Borrower's computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Company shall provide reasonable assurances satisfactory to the Administrative Agent of each Borrower's Year 2000 compatibility.

     SECTION 9.16   Interest Rate Protection. Maintain, commencing within ninety
                    ------------------------
(90) days of any date on which the aggregate Extensions of Credit are equal to or greater than

$100,000,000, a Hedging Agreement with a minimum notional amount at any date of determination as agreed upon by the Borrowers and Administrative Agent and at an interest rate and upon other terms and conditions satisfactory to the Administrative Agent.

     SECTION 9.17   Primary Deposit Accounts. Maintain, commencing within ninety
                    ------------------------
(90) days of the Closing Date, its primary deposit account at First Union National Bank.

     SECTION 9.18   Further Assurances. Make, execute and deliver all such
                    ------------------
additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit, the Aggregator Letters of Credit and the other Loan Documents.


                                   ARTICLE X

                              FINANCIAL COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments and the Aggregator L/C Commitment terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Company and its Subsidiaries on a Consolidated basis will not:

     SECTION 10.1   Leverage Ratio. As of the end of any fiscal quarter during
                    --------------
any period set forth below, permit the ratio of (a) Funded Debt as of such date less cash and Cash Equivalents in excess of $5,000,000 as of such date to (b)
----
Pro Forma EBITDA for the period of four (4) consecutive fiscal quarters ending on such date, to exceed the corresponding ratio set forth below:

                   Period                              Ratio
                   ------                              -----
          Closing Date through and
           including December 31, 2001             4.25 to 1.00

          January 1, 2002 through and
           including December 31, 2002             4.00 to 1.00

          January 1, 2003 through and
           including December 31, 2003             3.75 to 1.00

          January 1, 2004 and thereafter           3.50 to 1.00

     SECTION 10.2   Senior Leverage Ratio. As of the end of any fiscal quarter
                    ---------------------
during any period set forth below, permit the ratio of (a) Senior Funded Debt as of such date less cash and Cash Equivalents in excess of $5,000,000 as of such date to (b) Pro Forma EBITDA for the period of four (4) consecutive fiscal quarters ending on such date, to exceed the corresponding ratio set forth below:

                      Period                         Ratio
                      ------                         -----
             Closing Date through and
              including December 31, 2001         3.00 to 1.00

             January 1, 2002 through and
              including December 31, 2002         2.75 to 1.00

             January 1, 2003 through and
              including December 31, 2003         2.50 to 1.00

             January 1, 2004 and thereafter       2.25 to 1.00

     SECTION 10.3   Fixed Charge Coverage Ratio. As of the end of any fiscal
                    ---------------------------
quarter during any period set forth below, permit the ratio of (a) (i) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date plus
                                                                           ----
(ii) Rental Expense for such period of four (4) consecutive fiscal quarters to
(b) Fixed Charges for such period of four (4) consecutive fiscal quarters, to be less than the corresponding ratio set forth below:

                    Period                            Ratio
                    ------                            -----
             Closing Date through and
              including March 31, 2000             1.30 to 1.00

             April 1, 2000 through and
              including March 31, 2001             1.35 to 1.00

             April 1, 2001 through and
              including March 31, 2002             1.40 to 1.00

             April 1, 2002 through and
              including March 31, 2003             1.45 to 1.00

             April 1, 2003 and thereafter          1.50 to 1.00

     SECTION 10.4   Minimum Net Worth. As of the end of any fiscal quarter,
                    -----------------
permit Net Worth to be less than (i) $85,000,000 plus (ii) fifty percent (50%)
                                                 ----
of the aggregate of Net Income for each fiscal quarter ending after December 31, 1998 (provided that Net Income for any such fiscal quarter shall be taken into
      --------
account for purposes of this calculation only if positive) plus (iii) one
                                                           ----
hundred percent (100%) of the amount of any equity issuance (including, without limitation, any equity issuance in connection with a Permitted Acquisition) after December 31, 1998.

     SECTION 10.5   Minimum Pro Forma EBITDA. As of the end of any fiscal
                    ------------------------
quarter, permit Pro Forma EBITDA for the period of four (4) consecutive fiscal quarters ending on such date, to be less than the sum of (i) eighty-five percent (85%) of Pro Forma EBITDA for such period of four (4) consecutive fiscal quarters of entities acquired during such period (other than entities acquired prior to April 28, 1999) plus (ii) the amount set forth below for any such date
                         ----
during the corresponding period set forth below:

                     Period                      Amount
                     ------                      ------
             Closing Date through and
              including December 31, 1999      $46,000,000

             January 1, 2000 through and
              including December 31, 2000      $49,000,000

             January 1, 2001 through and
              including December 31, 2001      $52,000,000

             January 1, 2002 through and
              including December 31, 2002      $54,000,000

             January 1, 2003 through and
              including December 31, 2003      $56,000,000

             January 1, 2004 through and
              including December 31, 2004      $59,000,000

             January 1, 2005 and thereafter    $62,000,000

                                  ARTICLE XI

                              NEGATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments and the Aggregator L/C Commitment terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, each Borrower will not, and will not permit any of its Subsidiaries to:

     SECTION 11.1   Limitations on Debt. Create, incur, assume or suffer to
                    -------------------
exist any Debt except:

     (a)  the Obligations;

     (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent;

     (c) Subordinated Debt of the Company evidenced by the Existing Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 (as may be increased in an aggregate principal amount not to exceed $50,000,000 so long as (i) no Default or Event of Default exists on the date any such increase, (ii) the Company shall comply with the terms and provisions of Sections 2.6 and 4.4 hereof with respect to such increase, and (iii) the documents evidencing such increase shall be reasonably satisfactory to the Administrative Agent);

     (d)  Debt set forth on Schedule 11.1 which is existing on the Closing Date
                            -------------
and is not otherwise referred to in this Section 11.1, and the renewal and refinancing (but not the increase in the aggregate principal amount thereof) thereof;

     (e) Debt of the Borrowers and their Subsidiaries incurred in connection with Capital Leases in an aggregate amount not to exceed $5,000,000 on any date of determination;

     (f) purchase money Debt of the Borrowers and their Subsidiaries with respect to Capital Assets in an aggregate amount not to exceed $5,000,000 on any date of determination;

     (g) intercompany Debt between any Borrower and any other Borrower and intercompany Debt in connection with intercompany loans and advances permitted under Section 11.4(f) hereof;

     (h) seller financing constituting Subordinated Debt existing on the Closing Date or entered into in conjunction with any Permitted Acquisition in an amount not to exceed $10,000,000 on any date of determination;

     (i) unsecured obligations with respect to accrued and unpaid cash earnout payments reflected on the Consolidated balance sheet of the Company and its Subsidiaries and created in connection with any Permitted Acquisition in an amount not to exceed $10,000,000;

     (j)  Debt consisting of Guaranty Obligations permitted by Section 11.2; and

provided, that none of the Debt permitted to be incurred by this Section 11.1
--------
(other than the Subordinated Debt of the Company evidenced by the Existing Subordinated Notes) shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to any Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

     SECTION 11.2  Limitations on Guaranty Obligations. Create, incur, assume or
                   -----------------------------------
suffer to exist any Guaranty Obligations except:

     (a) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (b) Guaranty Obligations in an amount not to exceed $500,000 to secure payment or performance of customer service contracts incurred in the ordinary course of business;

     (c) Guaranty Obligations of the Company with respect to the Debt of any Subsidiary Borrower permitted by Section 11.1; and

     (d) Guaranty Obligations of certain Subsidiaries of the Company with respect to the Subordinated Debt of the Company evidenced by the Existing Subordinated Notes.

     SECTION 11.3   Limitations on Liens. Create, incur, assume or suffer to
                    --------------------
exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

     (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (f) Liens not otherwise referred to in this Section 11.3 and in existence on the Closing Date and described on Schedule 11.3(f);
                                     ----------------

     (g) Liens securing Debt permitted under Section 11.1(e);

     (h) Liens securing obligations of the Company or any applicable Subsidiary under Vendor-Provided Financing or Trade Financing and described on Schedule
                                                                    --------
11.3(h) (as such Schedule 11.3(h) may be updated from time to time as a result
-------          ----------------
of any Permitted Acquisition upon the approval of the Administrative Agent); provided that (i) such Liens shall be created substantially simultaneously with
--------
the acquisition of the related property, (ii) the principal amount of the obligations secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired, (iii) the obligations with respect to which such Liens are created shall not exceed fifty percent (50%) of the fair market value of the Inventory at any time and (iv) such Liens do not at any time encumber any property other than the property and related receivables of the applicable creditor financed by such financing (provided that such Liens may encumber property other than the
                --------
property and related receivables of the applicable creditor financed by such financing if (x) the aggregate amount of Vendor-Provided Financing secured thereby does not exceed $200,000 with respect any single financing or $500,000 with respect to all such financings or (y) the applicable Borrower or Subsidiary thereof complies with Section 6.4(b) or Section 9.14, as applicable, with respect to such Liens); and

     (i) Liens securing Debt permitted under Section 11.1(f); provided that (i)
                                                              --------
such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired.

     SECTION 11.4  Limitations on Loans, Advances, Investments and Acquisitions.
                   ------------------------------------------------------------
Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

     (a) (i) investments in Borrowers, (ii) investments in Subsidiaries which are not Borrowers in an aggregate amount not to exceed $500,000 at any time, and
(iii) the existing loans, advances and investments not otherwise referred to in this Section 11.4 described on Schedule 11.4;
                               -------------

     (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the

United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount
                                     --------
invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder (any such investment, a "Cash Equivalent");

     (c) loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $750,000 at any time;

     (d) intercompany loans and advances in connection with intercompany Debt permitted under Section 11.1(g) hereof; and

     (e) investments by the Company or any Subsidiary thereof in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person; provided that (i) the Person to be acquired shall engage in
                     --------
a business or the assets to be acquired shall be used in a business described in
Section 9.10 hereof, (ii) a Borrower or any Subsidiary thereof shall be the surviving Person and no Change in Control shall have been effected thereby,
(iii) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition, (iv) the Borrowers shall have obtained the prior written consent of the Required Lenders prior to the consummation of such acquisition if the cash portion of the Permitted Acquisition Value of such acquisition exceeds $25,000,000 or the aggregate Permitted Acquisition Value of such acquisition exceeds $50,000,000 (to the extent that such consent is required to be provided hereby and to the extent the Borrowers comply with all applicable provisions of paragraph (C) below, such written consent, or written notice (or verbal notice subsequently confirmed in writing) that such consent shall not be given by the Required Lenders, to be delivered to the Company no later than five (5) Business Days after receipt by the Lenders of such information), and (v) the Borrowers must comply with the following requirements:

         (A) with respect to any such investment for which the prior written consent of the Required Lenders is not required and the Person surviving such acquisition is a not a Material Subsidiary, the Borrowers must comply with the following additional requirements:

             (1) the Borrowers shall have delivered to the Administrative Agent an Officer's Compliance Certificate dated as of the closing date of the acquisition demonstrating, in form and substance reasonably satisfactory thereto, (I) pro forma
                                                                   --- -----
                    compliance with each covenant contained in Articles X and XI and (II) that the Person to be acquired shall have positive pro forma cash flow;

               (2) the Borrowers shall have delivered to the Administrative Agent on or before the closing date of the acquisition a description of the acquisition (including, without limitation, a description of the Person or assets to be acquired, the purchase price, the manner of acquisition, the payment structure and any other terms and conditions reasonably required by the Administrative Agent); and

               (3) the Borrowers shall have delivered to the Administrative Agent such other documents reasonably requested by the Administrative Agent in connection with such acquisition;

          (B) with respect to any such investment for which the prior written consent of the Required Lenders is not required and the Person surviving such acquisition is a Material Subsidiary, the Borrowers must comply with the following additional requirements:

               (1) the Borrowers shall have delivered to the Administrative Agent an Officer's Compliance Certificate dated as of the closing date of the acquisition demonstrating, in form and substance reasonably satisfactory thereto, (I) pro forma
                                                                   --- -----
                    compliance with each covenant contained in Articles X and XI and (II) that the Person to be acquired shall have positive pro forma cash flow;

               (2) the Borrowers shall have delivered to the Administrative Agent on or before the closing date of the acquisition a description of the acquisition (including, without limitation, a description of the Person or assets to be acquired, the purchase price, the manner of acquisition, the payment structure and any other terms and conditions reasonably required by the Administrative Agent) and draft copies of the governing documentation (including, without limitation, the purchase agreement) with respect to the acquisition;

               (3) the Borrowers shall have delivered to the Administrative Agent all documents required pursuant to Sections 9.12 and
                    9.13 hereof pursuant to the provisions thereof;

               (4) the Borrowers shall have delivered to the Administrative Agent evidence of the approval of the acquisition by the board of directors or equivalent governing body (or the shareholders) of the seller and/or the Person to be acquired, in form and substance satisfactory to the Administrative Agent, within thirty (30) days after the closing of the acquisition;

               (5) the Borrowers shall have delivered to the Administrative Agent copies of the final governing documentation (including, without limitation, the purchase agreement and all opinions of counsel to the seller and/or the Person to be acquired) with respect to the acquisition within thirty (30) days after the closing of the acquisition;

               (6) the Borrowers shall have delivered to the Administrative Agent within thirty (30) days after the closing of the acquisition, in form and substance satisfactory thereto, the historical financial statements of the Person to be acquired, if applicable, for the most recent two (2) year period and the most recent interim financial statements of the Person to be acquired;

               (7) the Borrowers shall have delivered to the Administrative Agent within thirty (30) days after the closing of the acquisition, in form and substance satisfactory thereto, a projected income statement, statement of cash flows and balance sheet (including, without limitation, a summary of assumptions and pro forma adjustments made in connection
                                    --- -----
                    therewith) of the Person to be acquired, if applicable, prepared on a quarterly basis for the ensuing three (3) year period;

               (8) the Borrowers shall have delivered to the Administrative Agent all due diligence reports prepared by or on behalf of the Company or the applicable Subsidiary thereof within thirty (30) days after the consummation of the acquisition; and

               (9) the Borrowers shall have provided to the Administrative Agent such other documents reasonably requested by the Administrative Agent in connection with such acquisition;

          (C) with respect to any such investment for which the prior written consent of the Required Lenders is required (regardless of whether the Person surviving such acquisition is or is not a Material Subsidiary), the Borrowers must comply with the following additional requirements:

               (1) the Borrowers shall have delivered to the Lenders, not less than ten (10) calendar days prior to the proposed closing date of the acquisition, a description of the acquisition (including, without limitation, a description of the Person or assets to be acquired, the purchase price, the manner of acquisition, the payment structure and any other terms and conditions reasonably required by the Administrative Agent) and draft copies of the governing documentation (including, without limitation, the purchase agreement) with respect to the acquisition;

               (2) the Borrowers shall have delivered to the Lenders, not less than ten (10) calendar days prior to the proposed closing date of the acquisition, all due diligence reports prepared by or on behalf of the Company or the applicable Subsidiary thereof;

               (3) the Borrowers shall have delivered to the Lenders, not less than ten (10) calendar days prior to the proposed closing date of the acquisition, the historical financial statements of the Person to be acquired, if applicable, for the most recent two (2) year period and the most recent interim financial statements of the Person to be acquired;

               (4) the Borrowers shall have delivered to the Lenders, not less than ten (10) calendar days prior to the proposed closing date of the acquisition, a projected income statement, statement of cash flows and balance sheet (including, without limitation, a summary of assumptions and pro forma adjustments made in connection therewith) of the Person to be acquired, if applicable, prepared on a quarterly basis for the ensuing three (3) year period;

               (5) the Borrowers shall have delivered to the Lenders, on or before the closing date of the acquisition, an Officer's Compliance Certificate demonstrating, in form and substance reasonably satisfactory thereto, (I) pro forma compliance
                                                         --- -----
                    with each covenant contained in Articles X and XI and (II) that the Person to be acquired shall have positive pro forma cash flow;

               (6) the Borrowers shall have delivered to the Lenders all documents required pursuant to Sections 9.12, 9.13 and 9.14 hereof pursuant to the provisions thereof;

               (7) the Borrowers shall have delivered to the Lenders, on or before the closing date of the acquisition, copies of all opinions of counsel to the seller and/or the Person to be acquired which are delivered in connection with the acquisition;

               (8) the Borrowers shall have delivered to the Lenders evidence of the approval of the acquisition by the board of directors or equivalent governing body (or the shareholders) of the seller and/or the Person to be acquired, in form and substance satisfactory to the Administrative Agent, within twenty (20) days after the closing of the acquisition;

               (9) the Borrowers shall have delivered to the Lenders copies of the final governing documentation (including, without limitation, the purchase agreement) with respect to the acquisition within twenty (20) days after the closing of the acquisition;

               (10) the Borrowers shall have provided to the Lenders such other documents reasonably requested by the Administrative Agent in connection with such acquisition; and

     (f) intercompany loans and advances to a Wholly-Owned Subsidiary of any Borrower if the following requirements are satisfied: (i) such Wholly-Owned Subsidiary must be created solely for the purpose of consummating a Permitted Acquisition under Section 11.4, (ii) such loan or advance must be made solely for the purpose of consummating a Permitted Acquisition under Section 11.4 and shall be made in compliance with Section 6.3(d) and (iii) the Borrowers and such Wholly-Owned Subsidiary must comply with the Sections 6.3(d), 9.12, 9.13, 9.14 and 11.4.

     SECTION 11.5   Limitations on Mergers and Liquidation. Merge, consolidate
                    --------------------------------------
or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Subsidiary Borrower may merge with another Subsidiary Borrower and any Subsidiary of any Borrower (that is not then a Borrower) may merge with any Borrower or any Wholly-Owned Subsidiary of any Borrower (that is not then a Borrower);

     (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 11.4(e); and

     (c) any Wholly-Owned Subsidiary of any Borrower may wind-up into any Borrower or any other Wholly-Owned Subsidiary of any Borrower;

provided that, in each case noted above, (i) if a Borrower or the Company is
--------
party to such transaction, such Borrower or the Company shall be the surviving entity and (ii) no Default or Event of Default shall have occurred or be continuing both before and after giving effect to such transaction.

     SECTION 11.6   Limitations on Sale of Assets. Convey, sell, lease, assign,
                    -----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a)  the sale of Inventory in the ordinary course of business;

     (b) the sale of obsolete assets no longer used or usable in the business of any Borrower or any Subsidiary thereof;

     (c) the transfer of assets to any Borrower or any Wholly-Owned Subsidiary of any Borrower pursuant to Section 11.5(c);

     (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

     (e) any other sale or disposition of assets by any Borrower in the ordinary course of business; provided that the Net Cash Proceeds from each such
                             --------
sale or disposition shall be applied to the mandatory repayment of the Extensions of Credit in the manner set forth in Sections 4.4 and 2.6 hereof.

     SECTION 11.7   Limitations on Dividends, Distributions and Redemptions.
                    -------------------------------------------------------
Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or, to the extent that such change could reasonably be expected to have a Material Adverse Effect, make any change in its capital structure; provided that:
           --------

     (a) any Borrower or any Subsidiary thereof may pay dividends in shares of its own capital stock;

     (b) any Borrower or any Subsidiary thereof may pay cash dividends to any Borrower; and

     (c) any Borrower or any Subsidiary thereof may reacquire shares of its capital stock which have been placed into escrow in connection with an acquisition and which are reacquired pursuant to an escrow or other indemnification claim under the documentation governing such acquisition.

     SECTION 11.8   Limitations on Exchange and Issuance of Capital Stock.
                    -----------------------------------------------------
Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     SECTION 11.9   Transactions with Affiliates. Directly or indirectly (a)
                    ----------------------------
make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except in each case pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the

Required Lenders prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 11.10  Certain Accounting Changes; Organizational Documents.
                    ----------------------------------------------------

     (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP; or

     (b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.

     SECTION 11.11  Amendments; Payments and Prepayments of Subordinated Debt.
                    ---------------------------------------------------------
Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt (unless such amendment or modification does not, in the reasonable judgment of the Administrative Agent, adversely affect the Lenders), or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

     SECTION 11.12  Restrictive Agreements. Enter into any Debt (other than the
                    ----------------------
Subordinated Debt of the Company evidenced by the Existing Subordinated Notes) which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt; or

     SECTION 11.13  Impairment of Security Interests. Take or omit to take any
                    --------------------------------
action, which action or omission might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section 11.3 and asset sales permitted under Section 11.6.

                                  ARTICLE XII

                              DEFAULT AND REMEDIES

     SECTION 12.1   Events of Default. Each of the following shall constitute an
                    -----------------
Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a)  Default in Payment of Principal of Loans, Reimbursement Obligations
          -------------------------------------------------------------------
and Aggregator Reimbursement Obligations. Any Borrower shall default in any
----------------------------------------
payment of
principal of any Loan, Note, Reimbursement Obligation or Aggregator Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b)  Other Payment Default.  Any Borrower shall default in the payment when
          ---------------------
and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note, Reimbursement Obligation or Aggregator Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

     (c)  Misrepresentation. Any representation or warranty made or deemed to be
          -----------------
made by any Borrower or any Subsidiary thereof under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d)  Default in Performance of Certain Covenants. Any Borrower shall
          -------------------------------------------
default in the performance or observance of any covenant or agreement contained in Sections 8.1(a) or (b), 8.2 or 8.5(e) or Articles X or XI of this Agreement.

     (e)  Default in Performance of Other Covenants and Conditions. Any Borrower
          --------------------------------------------------------
or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

     (f)  Hedging Agreement. Any termination payment shall be due by any
          -----------------
Borrower under any Hedging Agreement to which any Lender is a party and such amount is not paid within thirty (30) Business Days of the due date thereof.

     (g)  Debt Cross-Default. Any Borrower or any Subsidiary thereof shall (i)
          ------------------
default in the payment of any Debt (other than the Notes or any Reimbursement Obligation or any Aggregator Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation or any Aggregator Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

     (h)  Other Cross-Defaults. Any Borrower or any Subsidiary thereof shall
          --------------------
default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP.

     (i)  Change in Control. (i) Any person or group of persons (within the
          -----------------
meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of (A) more than thirty-five percent (35%) of the common stock or (B) more than thirty-five percent (35%) of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company or (C) such lesser percentage of such voting power of any Borrower which through its by-laws, a voting agreement or otherwise entitles any such person or group of person to elect a majority of the members of the board of directors of such Borrower, (ii) any Borrower (other than the Company) shall fail to be a Wholly-Owned Subsidiary of the Company or (iii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $2,000,000 any "change of control" (as defined in such indenture or other evidence of Debt) obligating any Borrower to repurchase, redeem or repay all or any part of such Debt or capital stock provided for therein (any such event, a "Change in Control").

     (j)  Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary
          -------------------------------
thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k)  Involuntary Bankruptcy Proceeding. A case or other proceeding shall be
          ---------------------------------
commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l)  Failure of Agreements. Any material provision of this Agreement or of
          ---------------------
any other Loan Document shall for any reason cease to be valid and binding on any Borrower or any Subsidiary thereof party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (m) Termination Event. The occurrence of any of the following events: (i)
          -----------------
any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $2,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $2,000,000.

     (n)  Judgment. A judgment or order for the payment of money which causes
          --------
the aggregate amount of all such judgments to exceed $2,000,000 in any Fiscal Year shall be entered against any Borrower or any of Subsidiary thereof by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     SECTION 12.2   Remedies. Upon the occurrence of an Event of Default, upon
                    --------
the request of the Required Lenders (and only upon such request), the Administrative Agent shall, by notice to the Borrowers:

     (a)  Acceleration; Termination of Facilities. Declare the principal of and
          ---------------------------------------
interest on the Loans, the Notes, the Reimbursement Obligations and the Aggregator Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations and all Aggregator L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit and the then outstanding Aggregator Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings, Letters of Credit or Aggregator Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section
--------
12.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

     (b)  Letters of Credit. With respect to all Letters of Credit and
          -----------------
Aggregator Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit and Aggregator Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit and Aggregator Letters of Credit, and the unused portion thereof after all such Letters of Credit and Aggregator Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations.
After all such Letters of Credit and Aggregator Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation and the Aggregator Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

     (c)  Rights of Collection. Exercise on behalf of the Lenders all of its
          --------------------
other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations of the Borrowers.

     SECTION 12.3   Rights and Remedies Cumulative; Non-Waiver; etc. The
                    -----------------------------------------------
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

     SECTION 13.1   Appointment. Each of the Lenders hereby irrevocably
                    ------------
designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this

Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

     SECTION 13.2   Delegation of Duties. The Administrative Agent may execute
                    --------------------
any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 13.3   Exculpatory Provisions. Neither the Administrative Agent nor
                    ----------------------
any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any Subsidiary thereof or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any Subsidiary thereof to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any Subsidiary thereof.

     SECTION 13.4   Reliance by the Administrative Agent. The Administrative
                    ------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 13.5   Notice of Default. The Administrative Agent shall not be
                    -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all of the Lenders); provided that unless and until the Administrative Agent shall have received such
--------
directions, the Administrative Agent shall not take such action, or refrain from taking such action.

     SECTION 13.6   Non-Reliance on the Administrative Agent and Other Lenders.
                    ----------------------------------------------------------
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit and Aggregator Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 13.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Revolving Credit Commitment Percentages, Term A Loan Percentages, Term B Loan Percentages or Aggregator L/C Percentages, as applicable, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes, any Reimbursement Obligation or any Aggregator Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation, any Aggregator Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 13.8   The Administrative Agent in Its Individual Capacity. The
                    ---------------------------------------------------
Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit or any Aggregator Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 13.9   Resignation of the Administrative Agent; Successor
                    --------------------------------------------------
Administrative Agent. Subject to the appointment and acceptance of a successor
--------------------
as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company, which consent shall not be unreasonably withheld, to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 13.9 shall
continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     SECTION 13.10  Syndication Agent and Documentation Agent.  The Syndication
                    -----------------------------------------
Agent, in its capacity as Syndication Agent, and the Documentation Agent, in its capacity as Documentation Agent, shall have no duties or responsibilities under this Agreement or any other Loan Document.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     SECTION 14.1   Notices.
                    -------


     (a)  Method of Communication.  Except as otherwise provided in this
          -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand, courier service or sent by telecopy and (ii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b)  Addresses for Notices. Notices to any party shall be sent to it at the
          ---------------------
following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrowers:   Global Imaging Systems, Inc.
                            3820 Northdale Boulevard
                            Suite 200A
                            Tampa, Florida 33624
                            Attention:   Ray Schilling
                                         Chief Financial Officer
                            Telephone:   (813) 960-5508
                            Telecopy:    (813) 264-7877

     If to First Union as   First Union National Bank
     Administrative         One First Union Center, TW-10
     Agent:                 301 South College Street
                            Charlotte, North Carolina 28288-0608
                            Attention:   Syndication Agency Services
                            Telephone:   (704) 374-2698
                            Telecopy:    (704) 383-0288

     With copies to:    First Union National Bank at the Address set forth
                        on Schedule 1.1(a) hereto
                           ---------------

     If to any Lender:  To the address set forth on Schedule 1.1(a) hereto
                                                    ---------------

     (c)  Administrative Agent's Office.  The Administrative Agent hereby
          -----------------------------
designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit and Aggregator Letters of Credit issued.

     SECTION 14.2   Expenses; Indemnity. The Borrowers will (a) pay all
                    -------------------
reasonable out-of-pocket expenses of the Administrative Agent in connection with
(i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 14.3   Set-off. In addition to any rights now or hereafter granted
                    -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 14.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the foregoing, each Lender agrees to notify the Company, on behalf of the Borrowers, and the Administrative Agent after any such set-off and application; provided that the failure to give such notice shall not
                         --------
affect the validity of such set-off and application.

     SECTION 14.4   Governing Law. This Agreement, the Notes and the other Loan
                    -------------
Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 14.5   Consent to Jurisdiction. The Borrowers hereby irrevocably
                    -----------------------
consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 14.1. Nothing in this Section 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

     SECTION 14.6   Binding Arbitration; Waiver of Jury Trial.
                    -----------------------------------------

     (a)  Binding Arbitration.  Upon demand of any party hereto, whether made
          -------------------
before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to this Agreement or any other Loan Document (a "Dispute"), between or among the parties hereto or any other Loan Document, shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to any Hedging Agreement that is a Loan Document.

     (b)  Special Rules.  All arbitration hearings shall be conducted in
          -------------
Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties hereto do not waive applicable Federal or state substantive law except as provided herein.

     (c)  Preservation and Limitation of Remedies.
          ---------------------------------------

          (i) Notwithstanding the preceding binding arbitration provisions, the parties hereto and to the other Loan Documents agree to preserve, without diminution, certain remedies that any such Person may exercise before or after an arbitration proceeding is brought. Each such Person shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

          (ii) Each party hereto and to the other Loan Documents agrees that it shall not have a remedy of punitive or exemplary damages against any other party hereto or any other Loan Document in any Dispute and hereby waives any right or claim to punitive or exemplary damages such party has now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

     (d)  JURY TRIAL. THE PARTIES HERETO AND TO THE OTHER LOAN DOCUMENTS
          ----------
ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

     SECTION 14.7   Reversal of Payments. To the extent any Borrower makes a
                    --------------------
payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 14.8   Injunctive Relief; Punitive Damages.
                    -----------------------------------
     (a) The Borrowers recognizes that, in the event the Borrowers fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, the Lenders and the Borrowers (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 14.9   Accounting Matters. All financial and accounting
                    ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers or any of their Subsidiary to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the certified public accountants of the Borrowers, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 14.10  Successors and Assigns; Participations.
                    --------------------------------------

     (a)  Benefit of Agreement.  This Agreement shall be binding upon and inure
          --------------------
to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that no Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b)  Assignment by Lenders.  Each Lender may, with the consent of the
          ---------------------
Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:
                                                          --------

               (i) if less than all of the assigning Lender's Commitment (and, if applicable, Aggregator L/C Commitment) is to be assigned, the Revolving Credit Commitment and/or the Term A Loan Commitment and/or the Term A Loans and/or the Term B Loan Commitment and/or the Term B Loans and/or the Aggregator L/C Commitment, as applicable, so assigned shall not be less than $5,000,000; provided that (i) any Term B Loan Lender may assign a
                      --------
     portion of its Term B Loan Commitment and/or Term B Loans in an amount less than $5,000,000 to any investment fund affiliated therewith which is managed by the same fund manager as such Term B Loan Lender and (ii) the amount of the assigning Lender's Aggregator L/C Commitment so assigned shall not be less than $1,000,000;

               (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G
                                                               ---------
     attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

               (iii) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

               (iv) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon
                                --------
     any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c)  Rights and Duties Upon Assignment. By executing and delivering an
          ---------------------------------
Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d)  Register. The Administrative Agent shall maintain a copy of each
          --------
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The

Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e)  Issuance of New Notes.  Upon its receipt of an Assignment and
          ---------------------
Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
                                                                  ---------

               (i)   accept such Assignment and Acceptance;

               (ii)  record the information contained therein in the Register;

               (iii) give prompt notice thereof to the Lenders and the Borrowers; and

               (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

     (f)  Participations.  Each Lender may sell participations to one or more
          --------------
banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:
                                                --------

               (i) each such participation shall be in an amount not less than $5,000,000;

               (ii) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment and/or its Term A Loan Commitment and/or its Term B Loan Commitment and/or its Aggregator L/C Commitment) shall remain unchanged;

               (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

               (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

               (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, any Reimbursement Obligation or any Aggregator Reimbursement Obligation, extend the term or increase the amount of the Commitment or the Aggregator L/C Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

               (vii) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g)  Disclosure of Information; Confidentiality. The Administrative Agent
          ------------------------------------------
and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the
                                                            --------
Administrative Agent may disclose information relating to this Agreement to Gold
                                                                            ----
Sheets and other similar bank trade publications, such information to consist of
------
deal terms and other information customarily found in such publications. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such
                  --------
assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

     (h)  Certain Pledges or Assignments.  Nothing herein shall prohibit any
          ------------------------------
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 14.11  Amendments, Waivers and Consents. Except as set forth
                    --------------------------------
below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Company, on behalf of itself and the other Borrowers; provided, that in addition no amendment, waiver or consent shall:
           --------

          (a) (i) increase the Revolving Credit Commitment of any Lender, (ii) reduce the rate of interest or fees payable on any Revolving Credit Loan or Reimbursement Obligation, (iii) reduce or forgive the principal amount of any Revolving Credit Loan or the amount of any Reimbursement Obligation,
     (iv) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Reimbursement Obligation or the time or times of payment of interest on any Revolving Credit Loan or Reimbursement Obligation or any fee or commission with respect thereto, (v) permit any subordination of the principal or interest on any Revolving Credit Loan or Reimbursement Obligation or (vi) extend the time of the obligation of the Lenders to make or issue or participate in Letters of Credit, in any case, without the written consent of each Lender holding Revolving Credit Loans or a Revolving Credit Commitment;

          (b) (i) increase the Term A Loan Commitment of any Lender, (ii) reduce the rate of interest or fees payable on any Term A Loan, (iii) reduce or forgive the principal amount of any Term A Loan, (iv) permit any subordination of the principal or interest on any Term A Loan or (v) extend the originally scheduled time or times of payment of the principal of any Term A Loan or the time or times of payment of interest on any Term A Loan or any fee or commission with respect thereto, in any case, without the written consent of each Lender holding a Term A Loan or a Term A Loan Commitment;

          (c) (i) increase the Term B Loan Commitment of any Lender, (ii) reduce the rate of interest or fees payable on any Term B Loan, (iii) reduce or forgive the principal amount of any Term B Loan, (iv) permit any subordination of the principal or interest on any Term B Loan or (v) extend the originally scheduled time or times of payment of the principal of any Term B Loan or the time or times of payment of interest on any Term B Loan or any fee or commission with respect thereto, in any case, without the written consent of each Lender holding a Term B Loan or a Term B Loan Commitment;

          (d) (i) increase the Aggregator L/C Commitment of any Lender, (ii) reduce the rate of interest or fees payable on any Aggregator Reimbursement Obligation, (iii) reduce or forgive the amount of any Aggregator Reimbursement Obligation, (iv) extend the originally scheduled time or times of payment of the principal of any Aggregator Reimbursement Obligation or the time or times of payment of interest on any Aggregator Reimbursement Obligation or any fee or commission with respect thereto, (v) permit any subordination of the principal or interest on any Aggregator Reimbursement Obligation or (vi) extend the time of the obligation of the Aggregator L/C Participants to make or issue or participate in Aggregator Letters of Credit, in any case, without the written consent of each Lender holding an Aggregator L/C Commitment;

          (e) (i) release any Borrower from its Obligations hereunder or under any other Loan Document, (ii) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower's rights and obligations hereunder or under any other Loan Document, (iii) release any material portion of the Collateral or release any Security Document (other than asset sales permitted pursuant to Section 11.6 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document), (iv) amend or waive any provision of this Agreement relating to prepayments or the allocation thereof, (v) amend or waive the provisions of Sections 9.12, 9.13 or 9.14 hereof or (vi) amend the provisions of this Section 14.11 or the definition of Required Lenders, without the prior written consent of each Lender.

In addition, no amendment, waiver or consent to the provisions of (a) Article XIII shall be made without the written consent of the Administrative Agent, (b)
Article III (as it relates to the L/C Facility) without the written consent of the Issuing Lender and (c) Article III (as it relates to the Aggregator L/C Facility) without the written consent of the Aggregator Issuing Lender.

     SECTION 14.12  Performance of Duties. The obligations of the Borrowers
                    ---------------------
under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

     SECTION 14.13  All Powers Coupled with Interest. All powers of attorney
                    --------------------------------
and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 14.14  Survival of Indemnities. Notwithstanding any termination of
                    -----------------------
this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 14.15  Titles and Captions. Titles and captions of Articles,
                    -------------------
Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 14.16  Severability of Provisions. Any provision of this Agreement
                    --------------------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.17  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 14.18  Company as Agent for the Borrowers. The Borrowers hereby
                    ----------------------------------
irrevocably appoint and authorize the Company (i) to provide the Administrative Agent with all notices with respect to Extensions of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents and (ii) to take such action on behalf of the Borrowers as the Company deems appropriate on its behalf to obtain Extensions of Credit and to exercise such other powers as are reasonably incidental to carry out the purposes of this Agreement and the other Loan Documents.

     SECTION 14.19  Obligations Joint and Several; Contribution.
                    -------------------------------------------

     (a) The Borrowers shall be jointly and severally liable for the Obligations, however incurred. References to the Borrowers with respect to the Obligations or any portion thereof shall mean each Borrower on a joint and several basis.

     (b) To the extent any Borrower is required, by reason of its Obligations hereunder, to pay to the Administrative Agent or any Lender or to any other Borrower an amount greater than the amount of the Extensions of Credit actually made available to or for the account of such Borrower, such Borrower shall have an enforceable right of contribution and indemnity against the remaining Borrowers, and the remaining Borrowers shall be jointly and severally liable to such Borrower, for repayment of the full amount of such excess payment. Such Borrower shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Borrowers to the extent of such excess payment. The rights of any Borrower to contribution, subrogation and indemnity under this Section 14.19 or under Applicable Law shall in all events and all respects be subject and subordinate to the rights of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents and subject to the prior full, final and indefeasible payment to the Administrative Agent and the Lenders of all Obligations.

     (c) Notwithstanding anything to the contrary in this Agreement, the amount of any Borrower's obligations under this Section 14.19 shall in all events be limited to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Law governing bankruptcy, reorganization, receivership, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. (S)546, (S)547, (S)548,
(S)550 and other "avoidance" provisions of Title 11 of the United States Code) applicable at any time to such Borrower and this Agreement.

     SECTION 14.20  Term of Agreement. This Agreement shall remain in effect
                    -----------------
from the Closing Date through and including the date upon which all Obligations shall have been paid and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments and Aggregator L/C Commitment. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

                          [Signature Pages To Follow]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                         BORROWERS:

[CORPORATE SEAL]         GLOBAL IMAGING SYSTEMS, INC., as Borrower

                         By:______________________________________________
                         Name: Raymond Schilling
                         Title: CFO, Senior VP, Treasurer and Secretary


[CORPORATE SEAL]         GLOBAL IMAGING OPERATIONS, INC., as Borrower

                         By: _____________________________________________
                         Name: Raymond Schilling
                         Title: VP and Treasurer


[CORPORATE SEAL]         GLOBAL IMAGING FINANCE COMPANY, as Borrower

                         By: _____________________________________________
                         Name: Raymond Schilling
                         Title: CFO, VP, Treasurer and Secretary


[CORPORATE SEAL]         AMERICAN PHOTOCOPY EQUIPMENT COMPANY OF
                         PITTSBURGH (d/b/a AMCOM Office Systems), as Borrower

                         By: _____________________________________________
                         Name: Raymond Schilling
                         Title: Assistant Secretary


[CORPORATE SEAL]         BERNEY, INC., as Borrower

                         By: _____________________________________________
                         Name: Raymond Schilling
                         Title: Vice President

                 [Signatures Continued On The Following Page]
[Amended and Restated Credit Agreement]

[CORPORATE SEAL]         BUSINESS EQUIPMENT UNLIMITED, as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: Secretary and Treasurer


[CORPORATE SEAL]         CAMERON OFFICE PRODUCTS, INC., as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: Vice President


[CORPORATE SEAL]         CONNECTICUT BUSINESS SYSTEMS, INC., as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: VP, Secretary and Treasurer


[CORPORATE SEAL]         CONWAY OFFICE PRODUCTS, INC., as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: Assistant Secretary and
                                Assistant Treasurer


[CORPORATE SEAL]         COPY SERVICE AND SUPPLY, INC., as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: VP and Assistant Secretary


                 [Signatures Continued On The Following Page]
[Amended and Restated Credit Agreement]

[CORPORATE SEAL]         DUPLICATING SPECIALTIES, INC., as Borrower


                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: VP, CFO, Asst. Secretary and Treasurer


[CORPORATE SEAL]         EASTERN COPY PRODUCTS, INC., as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: VP and Assistant Secretary


[CORPORATE SEAL]         ELECTRONIC SYSTEMS, INC., as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: VP and Assistant Secretary


[CORPORATE SEAL]         ELECTRONIC SYSTEMS OF RICHMOND, INC., as Borrower

                         By: _______________________________________
                         Name: Raymond Schilling
                         Title: VP and Assistant Secretary


[CORPORATE SEAL]         FELCO OFFICE SYSTEMS, INC. (successor by
                         merger of Felco Office Systems, Inc. and Dahill
                         Industries, Inc.), as Borrower


                         By: _______________________________________
Attest:                  Name: Raymond Schilling
                         Title: Vice President and Secretary
-----------------------
Assistant Secretary
---------


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

[CORPORATE SEAL]              QUALITY BUSINESS SYSTEMS, INC., as Borrower

                              By: _______________________________________
                              Name: Raymond Schilling
                              Title: VP, CFO, Treasurer and Asst. Secretary


[CORPORATE SEAL]              SOUTHERN BUSINESS COMMUNICATIONS, INC., as
                              Borrower

                              By: _______________________________________
                              Name: Raymond Schilling
                              Title: VP, Secretary and Treasurer


[CORPORATE SEAL]              CARR BUSINESS MACHINES OF GREAT NECK, INC., as
                              Borrower

                              By: _______________________________________
                              Name: Raymond Schilling
                              Title: Vice President, Secretary and Treasurer


[CORPORATE SEAL]              CAPITOL OFFICE SOLUTIONS, INC., as Borrower

                              By: _______________________________________
                              Name: Raymond Schilling
                              Title: Vice President, Secretary and Treasurer


[CORPORATE SEAL]              DISTINCTIVE BUSINESS PRODUCTS, INC., as Borrower

                              By: _______________________________________
                              Name: Raymond Schilling
                              Title: Vice President, Secretary and Treasurer

                  [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

[CORPORATE SEAL]              LEWAN ACQUISITION, INC. (to be known as
                              LEWAN & ASSOCIATES, INC.), as Borrower


                              By: _______________________________________
                              Name: _____________________________________
                              Title:_____________________________________


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                         AGENTS AND LENDERS:

                         FIRST UNION NATIONAL BANK, as
                         Administrative Agent and as Lender

                         By: /s/ Jorge A. Gonzalez
                                  ----------------------------
                         Name: Jorge A. Gonzalez
                                    --------------------------
                         Title: Senior Vice President
                                ------------------------------

                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                         KEY CORPORATE CAPITAL INC., as
                         Syndication Agent and as Lender


                         By: /s/ Todd B. Boney
                             ---------------------------------
                         Name: Todd Boney
                               -------------------------------
                         Title: Senior Vice President
                                ------------------------------


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                         SCOTIABANC INC., as Documentation Agent and as Lender

                         By: /s/ Patrick J. Hawes
                             ---------------------------------
                         Name: Patrick J. Hawes
                                    --------------------------
                         Title: Comptroller
                                     -------------------------


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                              SUNTRUST BANK, TAMPA BAY, as Lender

                              By: /s/ W. David Wisdom
                                 ---------------------
                              Name: W. David Wisdom
                                   ----------------
                              Title:   Vice President
                                    -----------------


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Lender

                              By: /s/ John C. Thurston
                                 --------------------------------
                              Name: John C. Thurston
                                   ------------------------------
                              Title:   Vice President
                                    -----------------------------


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                              COMERICA BANK, as Lender

                              By: /s/ Martin G. Ellis
                                 --------------------------------
                              Name: Martin G. Ellis
                                    -----------------------------
                              Title: Vice President
                                     ----------------------------


                  [Signatures Continued On The Following Page]

                              RAYMOND JAMES BANK, FSB, as Lender

                              By: /s/ Theresa J.Schefstad
                                 --------------------------------
                              Name: Theresa J. Schefstad
                                   ------------------------------
                              Title:  President & CEO
                                    -----------------------------


                 [Signatures Continued On The Following Page]


[Amended and Restated Credit Agreement]

                              BANK LEUMI LE-ISRAEL B.M., MIAMI
                              AGENCY, as Lender

                              By: /s/ Stephen Hanas
                                 -------------------------------
                              Name: Stephen Hanas
                                   -----------------------------
                              Title:  Vice President
                                    ----------------------------


                 [Signatures Continued On The Following Page]


[Amended and Restated Credit Agreement]

                              BANKBOSTON, N.A., as Lender

                              By: /s/ Shawn R. Foster
                                  ------------------------------
                              Name: Shawn R. Foster
                                    ----------------------------
                              Title:  Vice President
                                     ---------------------------


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                              SANKATY CAPITAL, as Lender

                              By:_______________________________
                              Name:_____________________________
                              Title:_____________________________


                 [Signatures Continued On The Following Page]

[Amended and Restated Credit Agreement]

                              MORGAN STANLEY DEAN WITTER PRIME INCOME
                              TRUST, asLender


                              By: _________________________________
                              Name:________________________________
                              Title:_______________________________


                              By:_________________________________
                              Name:______________________________
                              Title:______________________________